Exhibit 10.1

Execution Version

REVOLVING CREDIT FACILITY AGREEMENT

dated as of August 5, 2022

among

JBS S.A.,

JBS INVESTMENTS LUXEMBOURG S.À R.L.,

SEARA MEATS B.V.,

and

SEARA ALIMENTOS LTDA.,

as the Borrowers and as Guarantors,

THE LENDERS DEFINED HEREIN,
and

MIZUHO BANK, LTD.,

as the Administrative Agent

MIZUHO BANK, LTD.

as Sole Lead Arranger and Bookrunner

U.S.$450,000,000 SENIOR LOANS

-i-

Article IV YIELD PROTECTION, ETC.		47
4.1.	Additional Costs	47
4.2.	Substitute Basis	48
4.3.	Benchmark Replacement Setting	49
4.4.	Illegality	50
4.5.	Funding Losses	50
4.6.	Taxes	51
4.7.	Defaulting Lenders	54
4.8.	Defaulting Lender Cure	54
4.9.	Mitigation Obligations; Replacement of Lenders	54
Article V CONDITIONS PRECEDENT		56
5.1.	Conditions Precedent	56
5.2.	Additional Conditions Precedent to each Borrowing Date	57
5.3.	Satisfaction of Conditions Precedent	58
Article VI REPRESENTATIONS AND WARRANTIES		58
6.1.	Power and Authority	58
6.2.	Subsidiaries and Ownership	59
6.3.	Due Authorization, Etc.	59
6.4.	No Additional Authorization Required	59
6.5.	Legal Effect	59
6.6.	Financial Statements	60
6.7.	Ranking; Priority	60
6.8.	No Actions or Proceedings	60
6.9.	Commercial Activity; Absence of Immunity	60
6.10.	Taxes	60
6.11.	Legal Form	61
6.12.	Full Disclosure	61
6.13.	Title to Assets; Liens	61
6.14.	Use of Proceeds	61
6.15.	No Default	62
6.16.	Compliance	62
6.17.	Solvency	62

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6.18.	Investment Company Act	62
6.19.	Availability and Transfer of Foreign Currency	62
6.20.	Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws	62
6.21.	Center of Main Interest and Establishments	63
6.22.	Domiciliation	63
Article VII COVENANTS OF THE OBLIGORS		63
7.1.	Corporate Existence; Inspection; Books and Records	63
7.2.	Compliance; Insurance	64
7.3.	Governmental Approvals	64
7.4.	Reporting Requirements	64
7.5.	Ranking; Priority	65
7.6.	Negative Pledge	66
7.7.	Limitation on Sale and Leaseback Transactions	70
7.8.	Use of Proceeds	71
7.9.	Further Assurances	71
7.10.	Merger, Etc.	71
7.11.	Restricted Payments	72
7.12.	Sanctions Event	73
7.13.	Anti-Corruption Laws; Anti-Money Laundering Laws	73
7.14.	Registration of Schedules of Payment	73
7.15.	Center of Main Interests and Establishments.	74
Article VIII EVENTS OF DEFAULT		74
8.1.	Events of Default	74
Article IX THE ADMINISTRATIVE AGENT		76
9.1.	Appointment, Powers and Immunities	76
9.2.	Reliance by the Administrative Agent	78
9.3.	Defaults	78
9.4.	Rights as a Lender	79
9.5.	Indemnification	79
9.6.	Non-Reliance upon the Administrative Agent and other Lenders	79
9.7.	Failure to Act	80

-iii-

9.8.	Resignation or Removal of the Administrative Agent	80
9.9.	Erroneous Payments.	80
9.10.	No Other Duties, Etc	82
Article X GUARANTY		82
10.1.	Guaranty	82
10.2.	Guaranty Unconditional	83
10.3.	Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances	83
10.4.	Waiver	83
10.5.	Subrogation	84
10.6.	Stay of Acceleration	84
10.7.	Luxembourg Guarantee Limitation	84
Article XI MISCELLANEOUS		85
11.1.	Waiver	85
11.2.	Waiver of Security, Performance Bond, Etc.	85
11.3.	Notices	85
11.4.	Expenses; Indemnity	87
11.5.	Benefit of Agreement	88
11.6.	Amendments, Etc.	88
11.7.	Third Party Beneficiaries	89
11.8.	Assignments and Participations; Designation of Applicable Lending Office	89
11.9.	Survival	91
11.10.	Captions	92
11.11.	Counterparts	92
11.12.	Governing Law	92
11.13.	Jurisdiction, Service of Process and Venue	92
11.14.	Waiver of Jury Trial	93
11.15.	Waiver of Immunity; Other Waivers	94
11.16.	Judgment Currency	94
11.17.	Use of English Language	94

-iv-

11.18.	Entire Agreement	95
11.19.	Severability	95
11.20.	No Fiduciary Relationship or Partnership	95
11.21.	Confidentiality	95
11.22.	Payments Set Aside	96
11.23.	Notification of Addresses, Lending Offices, Etc	96
11.24.	USA PATRIOT Act Notice	96
11.25.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	97
11.26.	Electronic Execution; Electronic Records	97
11.27.	Dutch Attorney	97

-v-

Page

SCHEDULES AND EXHIBITS

SCHEDULE 1	Lenders and Commitments
SCHEDULE 2	Addresses for Notices

EXHIBIT A	Form of Notice of Borrowing
EXHIBIT B	Form of Assignment Agreement
EXHIBIT C	Form of Notice of Prepayment
EXHIBIT D	Form of Incumbency Certificate
EXHIBIT E	Form of Facility Increase Amendment

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REVOLVING CREDIT FACILITY AGREEMENT, dated as of August 5, 2022 (as it may be amended or supplemented from time to time, this “Agreement”), among JBS S.A., a sociedade anônima organized under the laws of Brazil (“JBS”), JBS INVESTMENTS LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 8-10 avenue de la Gare, L-1610 Luxembourg, Luxembourg, and registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) (the “RCS”) under number B237579 (“JBS Lux”), SEARA MEATS B.V., a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) incorporated under the laws of The Netherlands (“Seara Meats”), and SEARA ALIMENTOS LTDA., a sociedade limitada organized under the laws of Brazil (“Seara” and together with JBS, JBS Lux and Seara Meats, each a “Borrower” and, collectively, the “Borrowers”), JBS, JBS Lux, Seara Meats and Seara, as guarantors (each a “Guarantor” and, collectively, the “Guarantors”), each of the Lenders that is a signatory hereto on the signature pages hereto and each other Person that becomes a “Lender” under the terms hereof (each a “Lender”), and MIZUHO BANK, LTD. (“Mizuho”), as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers and the Guarantors have requested that the Lenders, from time to time, make Loans to the Borrowers in an aggregate principal amount up to but not exceeding U.S.$450,000,000; and

WHEREAS, the Lenders are prepared to provide such Loans upon and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

Article I
DEFINITIONS

1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“ABL Revolving Credit Agreement” means the Revolving Syndicated Facility Agreement, dated October 12, 2018, among JBS USA Lux S.A., JBS USA Food Company, JBS Australia PTY Limited and JBS Food Canada ULC, the other credit parties signatory thereto, the lenders party thereto, Royal Bank of Canada, as administrative agent, Australian administrative agent and Canadian Administrative Agent, and the documentation agents party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Adjusted Term SOFR” means, for any Interest Period in respect of any Loan, the rate per annum equal to (a) Term SOFR for such Interest Period plus (b) 0.11448% (11.448 basis points) for an Available Tenor of one (1) month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three (3) months’ duration and 0.42826% (42.826 basis points) for an Available Tenor of six (6) months’ duration; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning set forth in the preamble.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent at Mizuho Bank, located at 1271 Avenue of the Americas, New York, New York 10020, ABA #026004307, For Credit to: Mizuho Bank, Ltd., New York Branch, SWIFT: MHCBUS33, Account #H79-740-005344, Account Name: ISA LOAN AGENCY, Reference: JBS S.A., Attn: Sophia White-Larmond / Hikaru Morita, Tel.: 201-626-9134 / 212-282-3615, Fax: 201-626-9941, Email: sophia.white-larmond@mizuhocbus.com / hikaru.morita@mizuhogroup.com; Group Email: LAU_Agent@mizuhogroup.com, or such other account as from time to time may be designated by the Administrative Agent to the Lenders in writing.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance Transaction” means an advance from a financial institution involving either (a) a foreign exchange contract (ACC — Adiantamento sobre Contrato de Câmbio) or (b) an export contract (ACE — Adiantamento sobre Contrato de Exportação).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Interest Period” has the meaning set forth in Section 4.2.

“Affected Lenders” has the meaning set forth in Section 11.6.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 and the Brazilian Anti-Corruption Law, each as amended from time to time, or any other laws, rules, and regulations of any jurisdiction applicable to any Obligor or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Obligors and their respective Subsidiaries, from time to time, concerning or relating to anti-money laundering or the financing of terrorism.

“Apostille Convention” has the meaning set forth in Section 6.11(a).

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Applicable Lending Office” means, for each Lender, the lending office of such Lender (or of an Affiliate of such Lender) designated in its Administrative Questionnaire or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent as the office by which its Loan is to be made and maintained.

“Applicable Margin” means, as of any time of determination, the rate per annum set forth opposite the JBS Corporate Rating at such time as determined with reference to the pricing grid below:

S&P’s/Fitch Ratings	Moody’s Rating	Applicable Margin
≥ BBB- / BBB-	≥ Baa3	150.0 bps
< BBB- / BBB-	< Baa3	187.5 bps

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Assignment Agreement” means an agreement in substantially the form of Exhibit B.

“Authorized Officer” means (a) with respect to any Person that is a corporation or a limited liability company, the chairman, the president or any vice president or secretary of such Person, (b) with respect to any Person that is a partnership, the president or any vice president or secretary (or assistant secretary) of a general partner or managing partner of such Person, and (c) with respect to any Person that is a sociedade anônima, any member of the board of executive officers or any other officer or duly authorized attorney-in-fact of such Person.

“Availability Period” means the period from and including the Effective Date to but excluding the Commitment Termination Date applicable to the Loans.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.3(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective from and including the effective date of such change in the Federal Funds Rate or the Prime Rate, respectively. If the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Batista Family” means any of José Batista Sobrinho, his wife, sons or daughters, or any of their respective heirs and any Person established and controlled by any of the foregoing.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.3.

“Benchmark Replacement” the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.3 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.3.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, substantially in the form published by the Loan Syndications and Trading Association (May 11, 2018), as it may be amended from time to time.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means:

(a)  with respect to a corporation, the Board of Directors or the board of managers of the corporation;

(b)  with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(c)  with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Borrower” has the meaning set forth in the preamble.

“Borrowing” means the borrowing of Loans hereunder on any Borrowing Date.

“Borrowing Date” means, with respect to each Loan, the date on which such Loan is disbursed by the Lenders; provided that a Borrowing Date shall be a Business Day that is also a day on which commercial banks are open for business in Abu Dhabi, United Arab Emirates, Chicago, Illinois (in the case of a Loan borrowed by JBS Lux or Seara Meats), London, England (in the case of a Loan borrowed by JBS or Seara) and Panama City, Panama.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Anti-Corruption Law” means collectively Federal Law No. 12,846 of August 1, 2013 and Federal Decree No. 8,420 of March 18, 2015.

“Brazilian Civil Code” means the Brazilian Law No. 10,406 of January 10, 2002, as amended from time to time.

“Brazilian Civil Procedure Code” means the Brazilian Law No. 13,105 of March 16, 2015, as amended from time to time.

“Brazilian Obligors” means any Obligor under this Agreement organized under the laws of Brazil.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City, New York or São Paulo, Brazil and, with respect to payments to be made by any Borrower organized in a jurisdiction other than Brazil, any day on which commercial banks are not authorized or required to close in such jurisdiction.

“Capital Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under applicable GAAP.

“Capital Stock” means:

(a) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(b) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(c) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(d) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil) or any successor entity.

“Change in Control” means:

(a)  the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of JBS and its Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(b)  JBS becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date of this Agreement), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof) of more than fifty percent (50%) of the total voting power of the Voting Stock of JBS other than in connection with any transaction or series of transactions in which JBS shall become the wholly owned Subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by the Applicable Law) of a direct or indirect parent entity of JBS of which no person or group, as noted above, holds fifty percent (50%) or more of the total voting power (other than a Permitted Holder); or

(c)  JBS or any Surviving Person of JBS following a transaction expressly permitted under Section 7.10 shall cease to own, directly or indirectly, beneficially and of record, at least a majority of outstanding Voting Stock of any other Borrower or shall cease to have the power, directly or indirectly, to direct or cause the direction of the management and policies of any other Borrower.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commitment” means, as to each Lender, the obligation of such Lender, on and subject to the terms and conditions of this Agreement, to disburse Loans in a principal amount up to but not exceeding the Commitment specified opposite its name on Schedule 1, as the same may be reduced pursuant to Section 2.8 or increased pursuant to Section 2.10.

“Commitment Fee” means, with respect to each Fee Period, a fee equal to a percentage per annum that is 30% of the Applicable Margin for the Loans during such Fee Period, calculated on the daily unused portion of the aggregate amount of the Total Commitments.

“Commitment Termination Date” means the earliest to occur of: (a) the date that is one (1) month prior to the Scheduled Maturity Date, (b) the occurrence of an Event of Default described in Section 8.1(e), (f) or (g), (c) the written request of the Majority Lenders to the Administrative Agent to terminate the Commitments following the occurrence and during the continuance of an Event of Default and (d) the date on which all of the Commitments are terminated in full by the relevant Borrowers pursuant to Section 2.8(b).

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Competitor” means any Person that is an operating company directly and primarily engaged in substantially similar business operations as the Borrowers and their Subsidiaries.

“Competitor Controller” means (a) any direct or indirect parent company of a Competitor and (b) any Person or entity that is a controlled Affiliate of such Competitor, excluding in each case, any Person that is a bona fide financial institution, debt fund or investment vehicle that is engaged in the business of making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of business to unaffiliated third parties and with respect to which no Competitor makes investment decisions or otherwise has the power to cause the direction of such Person’s investment decisions.

“Confidential Information” means information that any Obligor furnishes to the Administrative Agent or any Lender in writing, unless clearly identified in writing as “Non-Confidential Information” by an Obligor, but does not include any such information that: (a) is or becomes generally available to the public or (b) is or becomes rightfully available to the Administrative Agent or any Lender from a source other than an Obligor, which source is not subject to a confidentiality agreement or undertaking with respect to such information that is known to the Administrative Agent or Lender.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.5, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor floor and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with applicable GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(a)	increased (without duplication) by:

(i)	provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(ii)	Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(B) through (a)(G) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(iii)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(iv)	any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including, without limitation, (x) such fees, expenses or charges related to the Loan Documents and the transactions contemplated thereby and the Senior Secured Credit Agreements and (y) any amendment or other modification of this Agreement, and, in each case, deducted in computing Consolidated Net Income, plus

(v)	the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Effective Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(vi)	any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(vii)	the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(viii)	expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with applicable GAAP, plus

(ix)	costs of surety bonds incurred in such period in connection with financing activities, plus

(x)	the amount of net cost savings and synergies projected by such Person in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of such Person and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within eighteen (18) months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (xi) below with respect to such period, plus

(xi)	business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(xii)	restructuring charges or reserves (including restructuring costs related to acquisitions after the Effective Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(xiii)	the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(xiv)	any costs or expense incurred by such Person or a Restricted Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Obligors or net cash proceeds of an issuance of Equity Interest of such Person (other than Disqualified Capital Stock); plus

(xv)	the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of such Person in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement, plus

(xvi)	with respect to any joint venture, an amount equal to the proportion of those items described in clauses (i) and (iii) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(xvii)	the amount of any loss attributable to a new plant or facility until the date that is eighteen (18) months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of such Person, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (xvii) and (C) no amounts shall be added pursuant to this clause (xvii) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (x) or (xi) above with respect to such period;

(b)	decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(c)	increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Gross Revenues” means, as of any date of determination, on a consolidated basis, JBS’s total revenues for the consecutive four full fiscal quarters ending on the date of the most recent quarterly or annual consolidated balance sheet delivered by JBS to the Administrative Agent pursuant to this Agreement, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio”.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(a)	consolidated interest expense of such Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(i)	amortization of debt discount;

(ii)	the interest component of Capital Lease Obligations;

(iii)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(iv)	interest actually paid by such Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(v)	interest expense on Debt guaranteed by JBS or any of its Restricted Subsidiaries (whether or not such interest is paid by JBS or any of its Restricted Subsidiaries);

(vi)	net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(vii)	cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

(viii)	but excluding:

(A)	accretion or accrual of discounted liabilities not constituting Debt;

(B)	interest expense attributable to a parent entity resulting from push-down accounting;

(C)	any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(D)	any Indemnified Taxes paid pursuant to Section 4.6(c) and any comparable “additional amounts”;

(E)	amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt Incurred under the Loan Documents and outstanding on the Effective Date;

(F)	any expensing of bridge, commitment and other financing fees; and

(G)	commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; and

(b)  consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with applicable GAAP; provided that, without duplication,

(a)  any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(b)  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(c)  any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(d)  any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined by JBS, shall be excluded,

(e)  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of JBS shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or cash equivalents) or that (as reasonably determined by JBS) could have distributed to the reference Person or a Restricted Subsidiary thereof in respect of such period,

(f)  effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Effective Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(g)  any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(h)  any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(i)  any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(j)  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(l)  changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(m)  to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Total Assets” means, as of any date of determination, on a consolidated basis, JBS’s total assets as they appear on the most recent quarterly or annual consolidated balance sheet delivered by JBS to the Administrative Agent pursuant to this Agreement, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio”.

“Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis described in clauses (a), (c), (d), (e) and (g) of the definition of “Debt” (provided that in the case of clause (g), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (a), (c) and (e) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with applicable GAAP, and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Senior Secured Credit Agreements) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Debt” means, with respect to any Person (determined without duplication):  (a) all indebtedness of such Person for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money), (b) all indebtedness of such Person Incurred or assumed for the deferred and unpaid purchase price of Property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses incurred in the ordinary course of such Person’s business), which purchase price is due more than six (6) months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (c) all indebtedness of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payable and such obligations are satisfied within thirty (30) days of Incurrence), (e) all Capital Lease Obligations of such Person, (f) all Hedging Obligations, (g) all Debt of other Persons that is guaranteed by such Person and (h) all Debt referred to in clauses (a) through (g) above secured by any Lien on any Property or asset of such Person, the amount of such Debt to be the lesser of the value of the Property or asset underlying the Lien or the amount of the Debt so secured.

Notwithstanding anything to the contrary, “Debt” shall not be deemed to include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of JBS solely by reason of push-down accounting under applicable GAAP.

The amount of Debt of any Person at any date will be (x) the sum of the outstanding principal amount of all unconditional obligations above, as such amount would be reflected on a balance sheet prepared in accordance with applicable GAAP, and (y) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Default” means an event or condition that (with notice, lapse of time or both) would become an Event of Default.

“Defaulting Lender” means, subject to Section 4.8 any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three (3) Business Days after request by a Lender Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of any applicable jurisdiction, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.8) upon delivery of written notice of such determination to the Borrowers and each Lender.

“Default Rate” means, at any date of determination, in the case of overdue principal, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin plus Adjusted Term SOFR for the then-current Interest Period or Interest Periods as shall be selected by the Administrative Agent, for funding of such overdue amounts (which Interest Periods shall not be of durations exceeding one month), and in the case of any other overdue amounts, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin plus the rate determined by the Administrative Agent from time to time to be the cost of funding such overdue amounts on an overnight basis in the relevant interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment).

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock), (b) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise or (c) is redeemable at the sole option of its holder, in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is ninety-one (91) days after the Scheduled Maturity Date; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the Scheduled Maturity Date will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of JBS or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by JBS or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disclosed Matters” means (a) the financial statements delivered to the Administrative Agent pursuant to Section 5.1(g) and (b) the reports of the Guarantors or the Borrowers publicly filed with the United States Securities Exchange Commission or the Brazilian Securities Commission (Comissão de Valores Mobiliários), in each case of clause (a) or (b), prior to the date hereof.

“Dollars” and “U.S.$” mean lawful money for the time being of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, Norway, and new members that may join the European Economic Area.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning provided in Section 5.1.

“Eligible Assignee” means: (a) a commercial bank, savings and loan association, savings bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which regularly engages in the making, maintaining or purchasing of loans, (b) the central bank of any OECD Country, (c) a Lender or (d) an Affiliate of a Lender; provided that “Eligible Assignee” shall not include (i) any Obligor (or any Affiliate of any Obligor), (ii) any Person resident in a Tax Haven Jurisdiction if an assignment to such Person would trigger an interest deductibility restriction for any Borrower, under the thin capitalization and transfer pricing rules applicable in Brazil, in connection with the interest payable by such Borrower, taking into account all the Loans advanced by all Lenders through an Applicable Lending Office located in a Tax Haven Jurisdiction, or (iii) any Competitor or Competitor Controller; provided these clauses (ii) and (iii) shall not apply during any time an Event of Default under Section 8.1(a), Section 8.1(e), Section 8.1(f) or Section 8.1(g) has occurred and is continuing or if the Majority Lenders have declared all amounts payable under the Loan Documents to be immediately due and payable.

“Entitled Person” has the meaning set forth in Section 11.16.

“Environmental Laws” means all Applicable Laws related to pollution, the protection of the environment, the preservation or reclamation of natural resources or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and any specific agreements entered into with any Governmental Authorities that include commitments related to environmental matters.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Erroneous Payment” has the meaning set forth in Section 9.9(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.9(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.9(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 9.9(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender Party or required to be withheld or deducted from a payment to a Lender Party, (a) any Taxes imposed on or measured by the net income (however denominated) or net profits of a Lender Party, branch profits Taxes, or franchise Taxes, in each case, (i) imposed as a result of such Lender Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are imposed as a result of a present or former connection between such Lender Party and the relevant jurisdiction imposing such Tax (excluding any such connection which arises as a result of such Lender Party having executed, delivered, became a party to, performed its obligations under, received payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) (“Other Connection Taxes”); (b) any Tax Deduction on account of Taxes imposed by Luxembourg, if on the date on which the payment falls due, (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Luxembourg Qualifying Lender, but on such date such Lender is not or has ceased to be a Luxembourg Qualifying Lender, other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Luxembourg Treaty or any published practice or published concession of any relevant taxing authority, (ii) the relevant Lender is a Luxembourg Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Section 4.6(k) below; or (iii) the relevant Lender is an individual resident in Luxembourg for tax purposes or a tax transparent vehicle held by one or more individuals resident in Luxembourg and the Tax Deduction is made pursuant to the Luxembourg law dated 23 December 2005, as amended from time to time; (c) any Tax imposed on or measured by net income assessed under the laws of the Netherlands to the extent such Tax becomes payable as a result of a Lender Party having a substantial interest (“aanmerkelijk belang”) (as defined in The Netherlands Income Tax Act 2001 (“Wet op de inkomstenbelasting 2001”)) in the Borrower; and (d) any deduction, withholding or other imposition of Taxes that arises solely as a result of (i) any withholding Taxes by FATCA, (ii) the failure of such Lender Party to comply with Section 4.6(e) or (iii) a change in a Lender’s Applicable Lending Office for which the Obligors are not responsible pursuant to Section 4.9(a) (except to the extent that amounts with respect to such Taxes were payable to such Lender immediately before it changed its Applicable Lending Office).

“Extending Lender” has the meaning set forth in Section 2.9(d).

“Extension Effective Date” has the meaning set forth in Section 2.9(c).

“Facility Increase Amendment” shall mean an amendment substantially in the form of Exhibit E.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Fee Letters” means the letter agreements, dated as of the date hereof, among each Borrower and Mizuho providing for the payment of fees in connection herewith (it being understood that, notwithstanding anything herein to the contrary, no other Person shall have any rights with respect thereto, including to receive a copy thereof).

“Fee Payment Date” means the last Business Day to occur in each March, June, September and December of each year commencing on September 30, 2022 until (a) with respect to the payment of the Commitment Fees, the Commitment Termination Date and (b) with respect to the Utilization Fees, the Scheduled Maturity Date.

“Fee Period” means (a) the period commencing on and including the date of this Agreement and ending on but excluding the next succeeding Fee Payment Date, and (b) thereafter, a period commencing on and including the last day of the preceding Fee Period and ending on but excluding the next succeeding Fee Payment Date, with the final Fee Period for the Commitment Fees ending on but excluding the Commitment Termination Date, and the final Fee Period for the Utilization Fees ending on but excluding the Scheduled Maturity Date.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Fixed Amounts” has the meaning set forth in Section 1.5.

“Floor” means a rate of interest equal to 0%.

“Foreign Official” means an officer or employee of a Governmental Authority, or of a public international organization, or any person acting in an official capacity for or on behalf of any such Governmental Authority, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof. “Foreign Official” also includes officers, employees, representatives, or agents of any entity owned or controlled directly or indirectly by a Governmental Authority, including through ownership by a sovereign wealth fund.

“GAAP” means, at JBS’s option, International Financial Reporting Standards as adopted by the International Accounting Standards Board, as implemented in Brazil through the accounting pronouncements of the Brazilian Committee of Accounting Pronouncements (Comité de Pronunciamentos Contábeis) approved by the Brazilian Securities Commission (Comissão de Valores Mobiliários), or as implemented through the accounting pronouncements by international accounting standards or in the jurisdiction in which JBS or any direct or indirect parent of JBS is domiciled (“IFRS”). At any time after the date hereof, JBS may elect to apply U.S. GAAP accounting principles in lieu of IFRS and, upon any such election, references herein to GAAP shall thereafter be construed to mean U.S. GAAP. Notwithstanding the foregoing, any calculations of ratios hereunder for any period shall apply GAAP consistently for the entirety of such period.

“Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state or municipality, any multi-lateral or similar organization or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

“Guarantor”” has the meaning set forth in the preamble.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(a)  any Interest Rate Protection Agreement;

(b)  foreign exchange contracts and Currency Protection Agreements;

(c)  any Commodity Agreement; and

(d)  other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices.

“HMT” means Her Majesty’s Treasury.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to applicable GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in applicable GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Incurrence-Based Amounts” has the meaning set forth in Section 1.5.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Extension Period” has the meaning set forth in Section 2.9(a)(i).

“Insolvency Regulation” has the meaning set forth in Section 6.20.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, for any Loan, (a) with respect to the first Interest Period for such Loan, the period commencing on and including the Borrowing Date of such Loan and ending on but excluding the date which is one (1), three (3) or six (6) months after such Borrowing Date, as selected by the applicable Borrower(s) in the applicable Notice of Borrowing, and (b) thereafter, a period commencing on and including the last day of the preceding Interest Period and ending on but excluding the date which is one (1), three (3) or six (6) months thereafter, as selected by the applicable Borrower(s) in the applicable Notice of Borrowing, with the final Interest Period for the Loan ending on but excluding the Scheduled Maturity Date, provided that:

(i)	any Interest Period that would otherwise extend beyond the Scheduled Maturity Date shall end on such Scheduled Maturity Date,

(ii)	any Interest Period that begins on a day for which there is no numerically corresponding day in the applicable subsequent calendar month shall end on the last Business Day of such calendar month,

(iii)	if any such date is not a Business Day such Interest Period shall end on the next Business Day unless such next Business Day would fall in another calendar month, in which case such Interest Period shall end on the preceding Business Day, and

(iv)	the term “Interest Period” shall include any period selected by the Administrative Agent from time to time in accordance with the definition of “Default Rate.”

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Investment Grade Rating” means a long-term foreign currency denominated debt rating of BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“JBS” has the meaning set forth in the preamble.

“JBS Corporate Rating” means, as of any date of determination, if, as of such date, (i) the long-term foreign currency denominated debt rating for JBS issued by at least two (2) of the Rating Agencies shall fall within the same row, the Applicable Margin shall be as set forth opposite the JBS Corporate Rating for such row, (ii) only two (2) of the Rating Agencies shall have then issued a long-term foreign currency denominated debt rating for JBS, then the Applicable Margin shall be as set forth in the row opposite the lower of the two (2) long-term foreign currency denominated debt ratings, (iii) if none of the three Rating Agencies shall have then issued a long-term foreign currency denominated debt rating for JBS, then the Applicable Margin shall be as set forth opposite the <Baa3 / BBB- / BBB- row, or (iv) if the long-term foreign currency denominated debt rating for JBS issued by each of the three (3) Rating Agencies shall fall within three different rows, then the Applicable Margin shall be as set forth in the JBS Corporate Rating row opposite the middle rating of the three (3) long-term foreign currency denominated debt ratings. If any Ratings Agency publicly announces a change in the JBS Corporate Rating, the Applicable Margin and/or Commitment Fee due for the interest period for any Loan during which the rating change occurred shall be calculated on a pro rata basis based on the pricing grid above and considering the number of days that the original rating was in effect and the number of days that the new rating is in effect.

“JBS Lux” has the meaning set forth in the preamble.

“JBS Party” means each Obligor and each of the Significant Subsidiaries.

“Lender” has the meaning set forth in the preamble.

“Lender Parties” means the Lenders, the Administrative Agent and any other Person (other than an Obligor, any Affiliate of any thereof or a customer of an Obligor) that has a right to receive any payment from an Obligor under the Loan Documents.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Loan” means a loan made by any Lender pursuant to this Agreement on a Borrowing Date, and “Loans” means any Loans made by any Lender or by all the Lenders, as the context requires.

“Loan Documents” means, collectively, this Agreement, the Fee Letter(s) and each other agreement executed in connection herewith and therein identified as such by an Obligor and the applicable Lender Party.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Qualifying Lender” means, in respect of tax imposed by Luxembourg, a Lender which is beneficially entitled to interest payable in respect of an advance under a Loan Document and is (a) entitled to receive interest, free of any withholding or deduction for or on account of Tax imposed by Luxembourg, or (b) a Luxembourg Treaty Lender.

“Luxembourg Treaty” means any double taxation agreement entered into by a jurisdiction with Luxembourg which makes provisions for full exemption from tax imposed by Luxembourg on interest.

“Luxembourg Treaty Lender” means a Lender which (a) is treated as a resident of a Luxembourg Treaty State for the purposes of the Luxembourg Treaty; (b) does not carry on a business in Luxembourg through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (c) meets all other conditions in the relevant Luxembourg Treaty for full exemption from Luxembourg tax on interest, subject to the completion of any necessary procedural formalities.

“Luxembourg Treaty State” means any jurisdiction that has entered into a Luxembourg Treaty.

“Majority Lenders” means, at any time of determination, Lenders having more than 50% of the aggregate principal amount of the Loans then outstanding or, if there are no Loans then outstanding, more than 50% of the aggregate amount of the Commitments.

“Material Adverse Effect” means a material adverse effect on: (a) the consolidated business, financial condition or results of operations of the Obligors and their Subsidiaries (taken as a whole), (b) the ability of the Obligors (taken as a whole) to perform their respective obligations under the Loan Documents to which they are party or (c) the rights and/or remedies of any of the Lender Parties hereunder or under any of the other Loan Documents to which such Lender Party is a party (it being understood that whether or not something has a material adverse effect shall take into account (to the extent relevant) any insurance, indemnities, rights of contribution and/or similar rights and claims available and applicable so long as consideration is given to the nature and quality of, and likelihood of recovery under, such insurance, indemnities, rights of contribution and/or similar rights and claims).

“Mizuho” has the meaning set forth in the preamble.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with applicable GAAP and before any reduction in respect of Preferred Stock dividends.

“Netherlands” means the Kingdom of the Netherlands.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 4.9 and (b) has been approved by the Majority Lenders.

“Non-Extending Lender” has the meaning set forth in Section 2.9(c).

“Notice of Borrowing” has the meaning set forth in Section 2.3.

“Notice of Prepayment” has the meaning set forth in Section 3.3(a).

“Obligors” means, collectively, the Borrowers and the Guarantors.

“OECD Country” means, at any time, any nation that is a member of the Organization of Economic Cooperation and Development at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means, with regard to any Person: (a) its articles of incorporation or other similar document, (b) its estatuto social, contrato social, by-laws or other similar document, (c) any shareholder rights agreement, registration rights agreement, joint venture agreement or other similar agreement to which such Person is party, (d) all applicable resolutions and consents of the shareholders, the board of directors (or any committee thereof) or similar governing body of such Person having authority to approve the execution and delivery of the Loan Documents and the performance by such Person of its obligations thereunder, and (e) with regard to a Dutch entity, its deed of incorporation (akte van oprichting), articles of association (statuten), and an up-to-date extract of the Trade Register of the Dutch Chamber of Commerce relating to the Dutch entity.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.9(b)) and (ii) any registration duties in Brazil, the Netherlands or Luxembourg (including Luxembourg registration duties (droits d’enregistrement)) payable in the case of voluntary registration of the Loan Documents by a Lender Party (including a registration with the Administration de l’Enregistrement des Domaines et de la TVA in Luxembourg), or registration of the Loan Documents in Brazil, the Netherlands or Luxembourg when such registration is not required to enforce the rights of that Lender Party under the Loan Documents.

“Participant” has the meaning set forth in Section 11.8(i).

“Participant Register” has the meaning set forth in Section 11.8(i).

“Patriot Act” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required To Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.

“Payment Date” means each Interest Payment Date and the Scheduled Maturity Date; provided that if the Scheduled Maturity Date is not a Business Day, then such Payment Date shall be the preceding Business Day.

“Payment Recipient” has the meaning set forth in Section 9.9.

“Payor” has the meaning set forth in Section 3.8.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Holders” means (a) any member of the Batista Family or any Affiliate or Affiliates of any of the foregoing and any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such members of the Batista Family and their respective Affiliates, collectively, have beneficial ownership of more than fifty percent (50%) of the total voting power of the Voting Stock of JBS and (b) any Person of which more than fifty percent (50%) of the Voting Stock (or in the case of a trust, the beneficial interest) is owned by Persons specified in the foregoing clause (a).

“Permitted Jurisdiction” has the meaning set forth in Section 7.10.

“Permitted Lien” has the meaning set forth in Section 7.6.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority or other legal entity of whatever nature.

“Platform” means DebtDomain or another similar electronic system.

“Preferred Stock” means with respect to any Person, any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Process Agent” has the meaning set forth in Section 11.13(b).

“Property” of any Person means any property or assets of such Person.

“Rating Agency” means S&P, Moody’s or Fitch.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to JBS and its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which JBS or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Register” has the meaning set forth in Section 11.8(c).

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Share” means, with respect to any Lender with a Commitment, an amount equal to the Loans to be borrowed by a Borrower as indicated on the applicable Notice of Borrowing multiplied by the quotient of such Lender’s Commitment divided by the aggregate amount of all Commitments of all Lenders.

“Required Payment” has the meaning set forth in Section 3.8.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any payment or other distribution (whether in cash, securities or other property) by a Person, directly or indirectly, (a) of any dividend or other distribution on its Capital Stock or any interest on its capital, (b) in respect of the purchase, acquisition, redemption, retirement, defeasance or other acquisition for value of any of its Capital Stock or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, or (c) in respect of the return of any capital, or in the form of an advance of Debt of such Person, to its stockholders.

“Restricted Subsidiary” means any Subsidiary of any Obligor other than an Unrestricted Subsidiary.

“ROF” means the registration of the relevant terms and conditions of any Loan under the Declaratory Registry – Module Registry of Financial Transactions (Registro Declaratório – Módulo Registro de Operações Financeiras) of the Data System of the Central Bank – SISBACEN, in accordance with applicable Central Bank regulations to the extent that the proceeds of such Loan are disbursed to a Borrower organized under the laws of Brazil.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which any Obligor or any Significant Subsidiary sells or transfers any property to any Person (other than an Obligor or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“Sanctioned Country” means any country, region or territory which is itself the subject or target of any comprehensive country-wide or territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is (a) the target of Sanctions, (b) owned, directly or indirectly, fifty percent (50%) or more or controlled (as determined by the relevant Sanctions Authority) by one or more Persons that is the target of Sanctions, (c) located, organized or resident in a Sanctioned Country or (d) the government of a Sanctioned Country.

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures imposed, administered, enacted or enforced by the Sanctions Authorities from time to time.

“Sanctions Authorities” means (a) the United States, (b) the Security Council of the United Nations, (c) the European Union, (d) Luxembourg, (e) the United Kingdom, (f) Brazil, (g) the Netherlands, (h) Canada or (i) the respective governmental institutions, agencies and subdivisions of any of the foregoing, including, without limitation, HMT, OFAC, and the United States Department of State.

“Sanctions Event” has the meaning set forth in Section 7.12(a).

“Scheduled Maturity Date” means August 5, 2025, subject to any extension in accordance with Section 2.9.

“Schedules of Payment” means the registration of the schedules of payment of principal and interest with respect to the Loans within the respective ROF(s), in accordance with applicable Central Bank regulations.

“Seara” has the meaning set forth in the preamble.

“Seara Meats” has the meaning set forth in the preamble.

“Secured Debt” means any of the Consolidated Total Indebtedness of JBS or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(a)	Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of such Person and its Restricted Subsidiaries as at such date, to

(b)	Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(i)	if such Person or any Restricted Subsidiary:

(A)	has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (x) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation), and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(B)	has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(ii)	if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under applicable GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(A)	the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(B)	Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(iii)	if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into JBS or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(iv)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into JBS or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (i), (ii) or (iii) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an officer’s certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such officer’s certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of twelve (12) months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

For purposes of the calculation of the Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to Section 7.6(a)(xx), the Borrowers may elect, pursuant to an officer’s certificate, to treat all or a portion of the commitment under any Debt which is to be secured by such Lien as being Incurred as of such determination date and any subsequent Incurrence of Debt under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Debt or additional Lien at such subsequent time; provided that if the Borrowers make such an election, for purposes of the calculation of the Secured Leverage Ratio in connection with any subsequent Incurrence of any Lien pursuant to Section 7.6(a)(xx) (other than under such commitment), the amount under such commitment that was so treated shall be deemed to be Incurred as of such determination date.

“Senior Secured Credit Agreements” means the Term Loan Credit Agreement and the ABL Revolving Credit Agreement.

“Significant Subsidiaries” means any Restricted Subsidiary of JBS that accounts for, as of any date of determination, ten percent (10%) or more of (x) the Consolidated Total Assets or (y) the Consolidated Gross Revenues.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subsidiary” means, with respect to any Person, any corporation or other entity in which more than 50% of the Voting Stock is owned or controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.

“Subordinated Debt” means any Debt, whether outstanding on the date hereof or thereafter Incurred, which is subordinate or junior in right of payment to the obligations owed by the Obligors under this Agreement and the Loan Documents, pursuant to a written agreement.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document, other than a deduction made pursuant to FATCA.

“Tax Haven Jurisdiction” means a country or any subdivision thereof that is a tax haven or adopts a privileged fiscal regime (regime fiscal privilegiado) as defined in Articles 24 and 24-A of Brazilian Law No. 9,430 of December 30, 1996, as amended, and the list of jurisdictions defined in articles 1st and 2nd of Brazilian Normative instruction No. 1,037, of June 4th, 2010, as amended.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding and value-added tax), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement” means the Credit Agreement, dated as of May 27, 2011, among JBS USA Lux S.A., the credit parties signatory thereto, Barclays Bank Plc, as administrative agent, and the lenders signatory thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Term SOFR” means for any calculation with respect to a Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first (1st) day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Testing Party” has the meaning set forth in Section 1.5.

“Total Commitment” means at any time, the sum of the Commitments at such time, which sum shall not exceed U.S.$450,000,000.

“Transaction Date” has the meaning set forth in Section 1.5.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means (i) JBS Wisconsin Properties and each of its Subsidiaries (which subsidiaries include Pilgrim’s Pride Corporation), (ii) Scott Technology Ltd. and each of its Subsidiaries, (iii) Biotech Foods S.L., and (iv) any direct or indirect Subsidiary of the Company formed or acquired after the date hereof that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (iv), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by any Obligor or any Restricted Subsidiary. Notwithstanding the foregoing, under no circumstances shall any Obligor be designated an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Utilization Fee” has the meaning provided in Section 2.6(c).

“Utilization Fee Rate” means, at any time of determination, the rate per annum set forth opposite the Utilization Percentage in the pricing grid below:

Utilization Percentage	Utilization Fee
£ 33.00%	n/a
> 33.00 % to £ 66.00%	0.15%
> 66.00%	0.30%

“Utilization Percentage” means, at any time of determination, the percentage obtained by dividing (i) all outstanding Loans hereunder at such time and (ii) the Total Commitment at such time.

“Voting Stock” of a Person means Capital Stock in such Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of these powers.

1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and any subsection, Section, Article, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “documents” includes any and all documents, instruments, written agreements, certificates, indentures, notices and other writings, however evidenced (including electronically).

(d) The term “include,” “includes,” and “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including without limitation.”

(e) Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including.” The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days.

(f) The terms “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

(g) Unless otherwise expressly provided herein: (i) references to agreements (including this Agreement) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by any Loan Document, and (ii) references to any Applicable Law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such Applicable Law.

(h) The Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Obligors and the Lenders, and are the work products of all such Persons. Accordingly, they shall not be construed against the Obligors, the Administrative Agent or any other Lender Party merely because of any such Person’s involvement in their preparation.

1.3. Disclaimer and Exculpation With Respect to any Rate. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any Benchmark or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to Section 4.3, upon the occurrence of a Benchmark Transition Event, and (ii) the effect, implementation or composition of any Conforming Changes pursuant to Section 3.2(f) and Section 4.3(b), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark or have the same volume or liquidity as did Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark prior to its discontinuance or unavailability. In addition, the discontinuation of Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Benchmark or such alternative, successor or replacement rate by the Administrative Agent to be conclusive, absent manifest error. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement, and shall have no liability to any Obligor, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.4. Dutch Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to Dutch entity, a reference to:

(a) all necessary corporate action includes any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) and obtaining an unconditional positive advice (advies) from the competent works council(s);

(b) a winding up, administration or dissolution includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(c) a moratorium includes (voorlopige) surseance van betaling and a moratorium is declared includes (voorlopige) surseance verleend;

(d) any corporate action taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(e) a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observator;

(f) a composition or readjustment of debts includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet);

(g) a security interest or security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), and any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); and

(h) any action to condemn, seize, nationalize, expropriate or appropriate all or any substantial part of the Property includes a conservatoir beslag or executoriaal beslag on the assets.

1.5. Measuring Compliance .

(a) With respect to:

(i) whether any Lien is permitted to be Incurred in compliance with this Agreement;

(ii) any calculation of the ratios, baskets or financial metrics, including Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii) whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of any Obligor, any of the Significant Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that any Obligor and/or any of the Significant Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt or Preferred Stock (any such date, the “Transaction Date”) as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

(b) For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing:

(i)   any fluctuation or change in the ratios, baskets or financial metrics, including Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets and/or pro forma cost savings of any Obligor, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Obligors, any of their Restricted Subsidiaries or any of their Significant Subsidiaries with any other provision of this Agreement;

(ii)   if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics;

(iii) until such corporate event is consummated or such definitive agreements, relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and

(iv) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by JBS in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default shall be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under this Agreement.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Consolidated Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Consolidated Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

1.6. Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Luxembourg entity, a reference to:

(a) a winding-up, administration, reorganisation or dissolution includes, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally under Luxembourg law (including without being limited to any seizure or attachment on the assets of such entity), and shall be construed so as to include any equivalent or analogous liquidation or reorganisation proceedings;

(b) an agent includes, without limitation, a mandataire;

(c) a receiver, administrative receiver, administrator, trustee, custodian, examiner or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur or any other person performing the same function of each of the foregoing;

(d) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, or agreement or arrangement having a similar effect and any transfer of title by way of security;

(e) a person being unable to pay its debts includes that person being in a state of cessation de paiements;

(f) an attachment includes a saisie;

(g) by-laws or constitutive documents includes its up-to-date (restated) articles of association (statuts coordonnés);

(h) a director, officer or manager includes a gérant or an administrateur; and

(i)   a guarantee includes any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code.

Article II
THE CREDIT

2.1. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make the Loans available to a Borrower from time to time on any Borrowing Date, in U.S. Dollars, in the amount of such Lender’s Relevant Share of any such requested Borrowing, on a Business Day on or before the last day of the Availability Period in an aggregate principal amount up to and including, but not to exceed, as to each such Lender, the aggregate principal amount of such Lender’s Commitment (taking into account the then-outstanding principal amount of any Loans previously disbursed by such Lender at any time after the Effective Date).

(b) The commitment of each Lender hereunder to make Loans is revolving in nature and any amounts borrowed hereunder during the Availability Period and repaid prior to the Commitment Termination Date may, subject to the terms and conditions hereof, be reborrowed.

2.2. Borrowing Requirements. The aggregate principal amount of any Borrowing of a Loan shall not be less than U.S.$50,000,000 and, if greater, in integral multiples of U.S.$5,000,000 in excess thereof; provided that if the aggregate amount of the unused balance of the Total Commitments is less than U.S.$50,000,000, the aggregate principal amount of the Borrowing of a Loan shall be equal to the unused balance of the Total Commitments.

2.3. Borrowing Procedure. Each Borrower requesting a Borrowing shall give the Administrative Agent irrevocable notice of a request for a Borrowing hereunder in substantially the form of Exhibit A (a “Notice of Borrowing”) as provided in Section 3.7. The Administrative Agent shall promptly (and in any event on the same Business Day that the Administrative Agent receives such notice, if received by 11:00 a.m., New York City time, on such day) advise the Lenders by e-mail of any notice pursuant to this Section 2.3 (and the contents thereof) and of each Lender’s Relevant Share of the requested Borrowing.

2.4. Disbursement of Funds. Upon fulfillment of the applicable conditions set forth in Article V hereof in accordance with the terms thereof, each Lender shall make available the amount of its Loan to the Administrative Agent no later than 11:00 a.m. (New York time) on the requested Borrowing Date, at the Administrative Agent’s Account, in Dollars and immediately available funds, for the account of or to or for the order of the relevant Borrower. The amount so received by the Administrative Agent shall, on such requested Borrowing Date, be applied by the Administrative Agent to pay all fees and expenses then due and payable under Sections 2.6 and 11.4 that have not already been paid directly by the applicable Borrower(s) or the Guarantors and the remainder shall be advanced to the relevant Borrower. No later than 1:00 p.m. (New York time), the Administrative Agent shall transfer such funds to an account of the relevant Borrower (as notified by such Borrower to the Administrative Agent).

2.5. [Intentionally Omitted].

2.6. Fees. (a) The Borrowers agree to pay, to the Administrative Agent, the Sole Lead Arranger and Bookrunner and the Lenders the fees in such amounts and at such times as previously agreed upon between the Borrowers and each such Person, including as provided in the Fee Letters.

(b) The Borrowers agree to pay, to the Administrative Agent, for the account of each Lender, the Commitment Fee for each Fee Period. The Commitment Fee shall be payable by the applicable Borrower(s) quarterly in arrears on each Fee Payment Date. The Commitment Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which it is payable.

(c) The Borrowers agree to pay, to the Administrative Agent, for the account of each Lender, a utilization fee (the “Utilization Fee”) for each Fee Period starting on and including the first Borrowing Date and occurring thereafter. The Utilization Fee shall be payable by the applicable Borrower(s) quarterly in arrears on each Fee Payment Date. The Utilization Fee payable by the applicable Borrower(s) to each Lender shall be computed as the product of the applicable Utilization Fee Rate and the actual amount of the outstanding principal amount of such Lender’s Loans (if any) to such Borrower on each day during such period on the basis of a year of 360 days and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which it is payable, it being understood that the calculations of the Utilization Fee will be made on a daily basis based on the actual outstanding principal amount of the Loan on such date, taking into account any repayment, prepayment or disbursement of the Loans made on such date.

2.7. Several Obligations; Remedies Independent. The failure of any Lender to make the Loan to be made by it on the applicable Borrowing Date shall not relieve any other Lender of its obligation to make its Loans on such date, and neither any other Lender nor the Administrative Agent shall (i) be responsible for the failure of any Defaulting Lender to make a Loan hereunder or (ii) have any obligation to any Borrower or any other Person, including the Administrative Agent or any other Lender, for the failure by a Defaulting Lender to make the Loan required to be made by such Defaulting Lender.

2.8. Termination or Reduction of Commitments. (a) The Commitments shall terminate on the Commitment Termination Date.

(b) Upon at least three (3) Business Days’ prior written notice to the Administrative Agent, any of the Borrowers shall have the right, without premium or penalty, to terminate or partially reduce the undrawn Commitments; provided that (w) after giving effect to any reduction thereof, the total aggregate outstanding principal amount of each Lender’s Loans shall not exceed its Commitment, (x) any such termination or partial reduction shall apply on a pro rata basis and permanently reduce each Lender’s Commitment; provided that, if the Borrowers extend the Commitment Termination Date pursuant to Section 2.9 below and the original Commitment Termination Date for the Commitments of the Non-Extending Lenders is scheduled to occur on a date that is less than one (1) year from the relevant date of determination, any Borrower shall have the right to terminate or reduce the Commitments of the Non-Extending Lenders on a pro rata basis without being required to terminate or reduce any portion of the Commitments of the Extending Lenders, (y) such notice shall specify the aggregate amount of Commitments being terminated or reduced and (z) any partial reduction pursuant to this Section 2.8(b) shall be in the amount of no less than U.S.$50,000,000 or an integral multiple of U.S.$5,000,000 in excess thereof. Any reduction of the Commitments pursuant to this clause (b) shall be irrevocable.

2.9. Extension of Commitment Termination Date and Scheduled Maturity Date. (a) The Borrowers may request the extension of the Commitment Termination Date and the Scheduled Maturity Date by submitting an extension request in writing to the Administrative Agent, as follows:

(i)   during a request window beginning ninety (90) days prior to the first (1st) anniversary of the Effective Date and ending on the first (1st) anniversary of the Effective Date, the Borrowers may request a one (1) year extension of the original Commitment Termination Date and the original Scheduled Maturity Date (the “Initial Extension Request”); and

(ii)   during a request window beginning ninety (90) days prior to the second (2nd) anniversary of the Effective Date and ending on the second (2nd) anniversary of the Effective Date (A) if the Borrowers already exercised the Initial Extension Request, the Borrowers may request an additional one (1) year extension of the then existing Commitment Termination Date and Scheduled Maturity Date (for a total of a two (2) year extension of the original Commitment Termination Date and original Scheduled Maturity Date), or (B) if the Borrowers did not exercise the Initial Extension Request, the Borrowers may request a two (2) year extension of the original Commitment Termination Date and original Scheduled Maturity Date.

(b) The Administrative Agent will deliver a copy of such extension request to the Lenders immediately following its receipt thereof. Each Lender shall, within thirty (30) days from the date of receipt of the Borrowers’ extension request from the Administrative Agent, advise the Administrative Agent and the Borrowers in writing whether it agrees to the requested extension of the Commitment Termination Date and the Scheduled Maturity Date; provided that the failure of a Lender to respond to any such request shall be deemed to be a response not to extend such Lender’s Commitment.

(c) Any such extension shall only become effective for the Extending Lenders if the Majority Lenders have approved such extension request in writing within such thirty (30) day period, with such effective date being the later of (x) the first (1st) anniversary of the Effective Date or the second (2nd) anniversary of the Effective Date, as applicable, and (y) the date the Majority Lenders have approved such extension request in writing (each such date, an “Extension Effective Date”), provided that the following conditions are satisfied for the benefit of each Lender that approves the extension:

(i) the Borrowers must obtain the written consent of each Lender that will participate in this Agreement as extended, which consent shall be given in such Lender’s sole and absolute discretion;

(ii) there shall be no Default or Event of Default that has occurred and is continuing as of the date of such request and as of the Extension Effective Date, both before and after giving effect to such extension;

(iii) the representations and warranties set forth in Article VI shall be true and correct in all material respects (except for representations and warranties that are modified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of such election and as of the Extension Effective Date as though such representations and warranties had been made as of the date of such election and as of the Extension Effective Date (it being understood, that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(iv) concurrently with the notice requesting such extension and on the Extension Effective Date, the Borrowers shall deliver a certificate to the Administrative Agent certifying, as of the date of such election or as of the Extension Effective Date, as applicable, as to the accuracy of the matters set forth above in clauses (ii) and (iii);

(v) the Borrowers shall have paid or reimbursed the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with the evaluation and review of such extension request;

(vi) each Extending Lender shall have received an extension fee in an amount to be agreed by and among the Borrowers and all of the Extending Lenders; and

(vii) the Administrative Agent shall have received a letter from the Process Agent indicating its consent to the extension of its appointment as process agent for the Obligors.

(d) With respect to each Lender that approves an extension (each such Lender, an “Extending Lender”), the Scheduled Maturity Date for all purposes hereunder shall be (i) in the case of approval of a one-year extension of the original Scheduled Maturity Date, August 5, 2026, and (ii) in the case of approval of a two-year extension of the original Scheduled Maturity Date, August 5, 2027, and in each case the extended Commitment Termination Date (pursuant to clause (a) of such definition) will be one month prior thereto. For the avoidance of doubt, if a Lender does not agree to an extension (each such Lender, a “Non-Extending Lender”), then the Borrowers shall repay the principal amount of all Loans, accrued interest thereon and all other amounts then outstanding to such Non-Extending Lender in full on the then existing Scheduled Maturity Date applicable to such Non-Extending Lender (without giving effect to any extension thereof) and the Commitment of such Non-Extending Lender shall terminate on the then existing Commitment Termination Date applicable to such Lender (without giving effect to any extension thereof).

(e) Notwithstanding anything to the contrary contained herein, the Borrowers shall have the right to replace any Non-Extending Lender with an Eligible Assignee designated by the Borrowers. Any replacement of a Lender pursuant to this clause (i) shall be made by the assignee and the Non-Extending Lender’s entering into an Assignment Agreement and by following the procedures in Section 11.8; (ii) unless otherwise agreed by such Non-Extending Lender, shall be effective as of the existing Scheduled Maturity Date applicable to such Non-Extending Lender; and (iii) shall only be made upon the Non-Extending Lender’s being paid in full all principal, interest, fees, and other amounts owed to it as of the effective date of the replacement.

2.10. Increase of Commitments. After the date hereof and prior to the Commitment Termination Date, the aggregate Commitments may be increased a single time by an amount equal to U.S.$50,000,000 and additional Lenders acceptable to the Borrowers (and approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) (each, an “Additional Lender”) may be incorporated into this Agreement by execution of a Facility Increase Amendment by the Borrowers and each such Additional Lender or any Lender, as applicable, increasing its Commitment and acknowledged by the Administrative Agent (which acknowledgment shall not be unreasonably withheld or delayed). For the avoidance of doubt, in no event shall the aggregate amount of outstanding Loans and Commitments hereunder exceed U.S.$500,000,000. From and after the date of the Facility Increase Amendment, each Additional Lender, if any, shall be a party hereto and have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and this Agreement (including Schedules 1 and 2 hereto) and the other Loan Documents shall be deemed amended as provided in such Facility Increase Amendment. For the avoidance of doubt, the foregoing shall not be deemed to constitute an agreement by any Lender to enter into a Facility Increase Amendment or increase the amount of its Commitment.

Article III
PAYMENTS OF PRINCIPAL AND INTEREST

3.1. Repayment of the Loans.  Each Loan shall be repaid by the Borrower that borrowed it by paying or causing to be paid to the Administrative Agent, for the account of the Lenders, the full principal amount of each Loan disbursed to such Borrower on the Scheduled Maturity Date.

3.2. Interest. (a) Each Borrower agrees to pay or cause to be paid to the Administrative Agent, for the account of the Lenders, interest on the unpaid principal amount of each of its outstanding Loans for the period from and including the Borrowing Date of such Loan to but excluding the date on which such Loan is paid in full, in respect of each Interest Period, at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Margin. Such interest shall continue to accrue after as well as before any bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution, arrangement or winding up or composition or readjustment of debts of any Obligor, to the extent permitted by Applicable Law.

(b) Notwithstanding the foregoing, if all or a portion of the principal amount of or accrued interest on any Loan or any fee or other amount payable under the Loan Documents shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), and after giving effect to any grace period set forth in Section 8.1(a), such overdue amount shall bear interest until and excluding the date such Event of Default is no longer continuing at a rate per annum equal to the Default Rate.

(c) Accrued interest on the Loans shall be payable on each Interest Payment Date and (on the principal amount so prepaid) upon each prepayment of principal thereof; provided that interest payable at the Default Rate shall also be payable from time to time on demand by the Administrative Agent, for the account of the Lenders.

(d) On each Periodic Term SOFR Determination Day, the Administrative Agent shall determine the Adjusted Term SOFR for the relevant Interest Period and shall give notice thereof to the Lenders and the relevant Borrower (it being understood that the Administrative Agent’s failure to do so shall not affect the interest rate applicable hereunder).

(e) Interest on the Loans based upon the Adjusted Term SOFR shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(f) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

3.3. Optional Prepayments. (a) Any Borrower may prepay or cause to be prepaid all or a portion of one or more of its outstanding Loans, at any time following the applicable Borrowing Date, together with accrued and unpaid interest on the principal amount so prepaid and all other amounts then payable under this Agreement (including Section 4.5) but without premium or penalty (subject to Section 4.5); provided that: (i) such Borrower shall give the Administrative Agent notice of each such prepayment substantially in the form of Exhibit C (a “Notice of Prepayment”) as provided in Section 3.7 (and, upon the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder), (ii) each such Notice of Prepayment shall specify the amount and the Loan being prepaid, (iii) each partial prepayment shall be in the minimum amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof, and (iv) such Borrower shall have received for the benefit of the parties to this Agreement any necessary Governmental Approvals required in connection with such prepayment.

(b) Amounts with respect to any Loans that are prepaid pursuant to Section 3.3(a) prior to the Commitment Termination Date may be reborrowed.

3.4. Mandatory Prepayments. If a Change in Control occurs, the Commitments shall immediately terminate and each Borrower shall, within fifteen (15) days of notice from the Administrative Agent upon the written request of the Majority Lenders, prepay the aggregate principal amount of all of its Loans then outstanding, together with accrued and unpaid interest on the principal amount so prepaid and all other amounts then payable under this Agreement (including Section 4.5) but without premium or penalty (subject to Section 4.5).

3.5. Payments. (a) All payments of principal, interest and other amounts to be made to the Lender Parties under this Agreement shall be received in Dollars, in immediately available funds, without deduction (other than as expressly permitted hereunder), set-off or counterclaim, by the Borrower that has an outstanding Loan in the Administrative Agent’s Account not later than 11:00 a.m. (New York time) on the date on which such payment shall become due, provided that each such payment received after such time on such due date to be deemed to have been received on the next Business Day; it being understood that each such late payment received before 3:00 p.m. (New York time) on such due date shall not be considered a Default. Amounts with respect to any Loans that are repaid prior to the Commitment Termination Date may be reborrowed.

(b) Each Borrower shall, subject to Section 3.6, at the time of making each payment under this Agreement and the other Loan Documents for the account of any Lender Party, specify to the Administrative Agent (who shall notify the intended recipient(s) thereof) the amounts payable under the Loan Documents to which such payment is to be applied, and if such Borrower fails so to specify, or if insufficient funds are provided for application of such payment, or if an Event of Default exists, then the Administrative Agent shall distribute such payment for application (in each case on a pro rata basis to the recipients thereof based upon the amounts then owed to them) (i) first, to pay fees, indemnities and expenses due to the Administrative Agent under the Loan Documents, (ii) second, to pay fees, indemnities and expenses due to the Lenders under the Loan Documents, (iii) third, to pay accrued and unpaid interest on the applicable Loans, (iv) fourth, to pay principal that is due and payable on the applicable Loans, and (v) fifth, to pay any and all other amounts payable by such Borrower to the Lender Parties under the Loan Documents.

(c) Each payment credited to the Administrative Agent’s Account under this Agreement for the account of any recipient shall be paid to the Administrative Agent in accordance with the terms of this Agreement, and the Administrative Agent shall pay such amounts promptly to such recipient, in immediately available funds, for the account of such recipient (with respect to a Lender, for the account of its Applicable Lending Office).

(d) If the due date of any payment to any Lender Party under this Agreement or any other Loan Document would otherwise fall on a day that is not a Business Day, then such date shall be extended to the next Business Day and interest (if any is applicable to such payment) shall be payable for any amount so extended for the period of such extension; provided that if the Scheduled Maturity Date is not a Business Day, then the Scheduled Maturity Date shall be the next preceding Business Day.

3.6. Pro Rata Treatment. Except to the extent otherwise provided herein each payment or prepayment of principal of the Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans then due and payable to them.

3.7. Certain Notices. (a) Each Notice of Borrowing pursuant to Section 2.3 shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date that is three (3) Business Days that are also U.S. Government Securities Business Days before a requested Borrowing Date. A Notice of Borrowing shall be irrevocable and shall specify: (i) the principal amount to be borrowed, (ii) the initial Interest Period that will apply to the Loan (one (1), three (3) or six (6) months), (iii) which Borrower will receive the Loans to be disbursed in such Borrowing, and (iv) the requested Borrowing Date (which date shall be a Business Day). The Administrative Agent shall promptly notify the Lenders of the contents of such Notice of Borrowing.

(b) Each Notice of Prepayment pursuant to Section 3.3 shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date five (5) Business Days before the date of such pre-payment. Each Notice of Prepayment shall be irrevocable and specify the amount to be prepaid and the requested prepayment date (which shall be a Business Day). The Administrative Agent shall promptly notify the Lenders of the contents of such Notice of Prepayment.

(c) Each notice requesting a reduction or termination of the Commitment pursuant to Section 2.8(b) shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date three (3) Business Days before the requested reduction or termination. The Administrative Agent shall promptly notify the Lenders of the contents of the relevant notice thereof.

3.8. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Lender or an Obligor (in each case, the “Payor”) before the date on which the Payor is to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of the Loans to be borrowed from such Lender under this Agreement or (in the case of an Obligor) of a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (any such payment being herein called the “Required Payment”) that such Payor will not make its Required Payment, the Administrative Agent may assume that the Payor is making its Required Payment available to the Administrative Agent and may, in reliance upon such assumption, make available to the Lenders or any Borrower, as the case may be, a corresponding amount. If such amount is so advanced by the Administrative Agent but not made available by the Payor to the Administrative Agent by the required time on such date, then the Payor shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate: (a) in the case of a Lender, equal to the rate specified by the Administrative Agent as its cost of funding such amount for the applicable period, and (b) in the case of an Obligor, equal to the then-applicable Default Rate, in each case until such amount is paid in full (in immediately available Dollars) to the Administrative Agent. A certificate of the Administrative Agent submitted to any Payor with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

3.9. Set-Off; Sharing of Payments. (a) Without limiting any of the obligations of the Obligors or the rights of any Lender Party under the Loan Documents, if (x) any Obligor shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any other Loan Document or (y) if an Event of Default under Sections 8.1(e), (f) or (g) shall have occurred and be continuing, then (to the extent not in violation of Applicable Law, including any regulations of the Central Bank (if applicable)) each Lender Party may, without prior notice to the Obligors (which notice is expressly waived by it to the fullest extent permitted by Applicable Law), set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) at any time held or any other Debt owing by such Lender Party (in each case, including any branch or agency thereof) to or for the credit or account of any Obligor against any and all overdue and unpaid obligations of any Obligor now or hereafter existing under this Agreement or any other Loan Document; provided that if any Defaulting Lender shall exercise any such right of set off, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. Each Lender Party shall promptly provide notice of any such set-off by it to such Obligor, as applicable, and the Administrative Agent; provided that failure by such Lender Party to provide such notice shall not give such Obligor any cause of action or right to damages or affect the validity of such set-off and application.

(b) If any Lender Party shall obtain from any Obligor payment of any principal of or interest on the Loans, or payment of any other amount under this Agreement or the other Loan Documents through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or for any other reason (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender Party shall have received a percentage of the principal of or interest on the Loans or such other amounts then due under the Loan Documents in excess of such Lender Party’s share thereof, then it shall promptly notify the Administrative Agent thereof and purchase from the applicable other Lender Parties participations in (or, if and to the extent specified by any such other Lender Party, direct interests in) the Loans or such other amounts, respectively, owing to such other Lender Parties (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time, as shall be equitable, to the end that all the applicable Lender Parties shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender Party in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lender Parties under the Loan Documents. To such end, all such Lender Parties shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Nothing contained in this Section shall require any Lender Party to exercise any such right or shall affect the right of any Lender Party to exercise, and retain the benefits of exercising, any such right with respect to any other Debt or obligation of the Obligors.

Article IV
YIELD PROTECTION, ETC.

4.1. Additional Costs. (a) If the adoption of any Applicable Law, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after the date hereof), shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the U.S. Federal Reserve System), compulsory loan, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office), subject any Lender Party to any Taxes (other than Indemnified Taxes or Excluded Taxes (other than Taxes described in clause (a)(i) of the definition of “Excluded Taxes”)) or shall impose upon any Lender (or its Applicable Lending Office) any other condition, cost or expense affecting its obligation to make or maintain its Loan, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining its Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under any other Loan Document then the applicable Borrower(s) shall pay to the Administrative Agent for the account of such Lender such additional amount(s) as will compensate such Lender for such increased cost or reduction.

(b) If any Lender shall have reasonably determined that the adoption of any Applicable Law regarding capital adequacy or liquidity requirements, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by it (or its parent or its Applicable Lending Office) with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after the date hereof), has or would have the effect of reducing the rate of return on capital of such Lender (or its parent or Applicable Lending Office) as a consequence of such Lender’s obligations hereunder or its Loan a level below that which such Lender (or its parent or Applicable Lending Office) could have achieved but for such adoption, change, request or directive, then upon written demand by such Lender, the applicable Borrower(s), from time to time, shall pay to such Lender such additional amount as will compensate such Lender (or its parent or Applicable Lending Office, as the case may be) for such reduction, subject to Section 4.1(d) below.

(c) Each Lender that seeks or intends to seek compensation under this Section 4.1 shall promptly notify the Administrative Agent (with a copy to the applicable Borrower(s)) of any event of which it has knowledge that will entitle such Lender to compensation pursuant to this Section and shall provide the Administrative Agent (with a copy to the applicable Borrower(s)) with reasonable detail as to the basis of such Lender’s claim to compensation hereunder and method for calculating such compensation. Before giving any such notice, a Lender shall designate a different Applicable Lending Office if such designation will, in the reasonable judgment of such Lender,(i) avoid the need for, or reduce the amount of, such compensation and (ii) not be disadvantageous to such Lender. A notice of any Lender claiming compensation under this Section and providing the information set forth above within the time set forth above shall be prima facie evidence of its entitlement to such compensation and shall be binding upon the applicable Borrower(s) in the absence of manifest error and such amounts shall be payable by the applicable Borrower(s) promptly (and, in any event, within fifteen (15) Business Days) after receipt of such notice (or, if such compensation relates to future dates, by no later than the applicable dates indicated in such notice).

(d) Notwithstanding anything to the contrary in this Section 4.1, the Borrowers shall not be required to compensate a Lender pursuant to Section 4.1(a) or Section 4.1(b) for any amounts incurred or reductions in the amounts received or receivable under this Agreement or reductions in the rate of return on capital as a result of obligations arising under this Agreement suffered more than six (6) months prior to the date that such Lender notifies the Borrowers of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

(e) For the avoidance of doubt, Section 4.1(a) and Section 4.1(b) shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, regardless of the date adopted, issued, promulgated, or implemented.

4.2. Substitute Basis. Subject to Section 4.3, if, on or before the first day of any Interest Period (an “Affected Interest Period”):

(a) the Administrative Agent determines that adequate and reasonable means do not exist for determining Adjusted Term SOFR for such Affected Interest Period pursuant to the definition thereof, or

(b) the Majority Lenders reasonably determine and notify the Administrative Agent that Adjusted Term SOFR for such Affected Interest Period will not be adequate and fairly reflect the cost to such Lenders of making or maintaining their Loans for such Affected Interest Period, then: (i) the Administrative Agent will promptly so notify the applicable Borrower(s) and will deliver to such Borrowers a reasonably detailed description of the event or events that give rise to such notice and the Administrative Agent (acting at the direction of the Majority Lenders) and the applicable Borrower(s) shall negotiate in good faith to determine a mutually agreeable rate of interest applicable to the affected Loans during the Affected Interest Period (it being understood that each affected Lender must consent to such interest rate) and (ii) if no agreement can be so reached by the thirtieth (30th) day of the Affected Interest Period, then the interest rate applicable to the Loans for such Affected Interest Period shall be the Base Rate plus the Applicable Margin.

4.3. Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Benchmark Replacement. Upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.3(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.3(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrowers or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.3.

(d) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) a Borrower may revoke any pending request for a Borrowing of Loans accruing interest at the Adjusted Term SOFR plus the Applicable Margin to be made during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of Loans accruing interest at the Base Rate plus the Applicable Margin, until the end of such Benchmark Unavailability Period, and (ii) any Loans accruing interest at the Adjusted Term SOFR plus the Applicable Margin then outstanding or made during any Benchmark Unavailability Period shall be converted into, or made as, Loans accruing interest at the Base Rate plus the Applicable Margin, until the end of such Benchmark Unavailability Period.

4.4. Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority (in each case, at any time on or after the date hereof) shall make it (or be asserted by it to be) unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain its Loan(s) hereunder (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Administrative Agent (with a copy to the applicable Borrower(s)), following which notice: (a) such Lender’s Commitment (if still available) shall be suspended until such time as such Lender may again make and maintain its Loan(s) or (b) if such Applicable Law shall so mandate, such Lender’s Loan(s) shall be prepaid by the applicable Borrower(s) of such Loan(s), together with accrued and unpaid interest thereon and all other amounts payable to such Lender by the Borrower of such Loan(s) under the Loan Documents, on or before such date as shall be mandated by such Applicable Law (such prepayment not being shared as described in Section 3.9(b) with any Lenders not so affected); provided that if it is lawful for such Lender to maintain its Loan(s) until the next Payment Date, then such payment shall be made on such Payment Date. Any such funds so prepaid may not be reborrowed.

4.5. Funding Losses. Each Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount as shall be sufficient (in the reasonable opinion of such Lender) to compensate each Lender for any loss, cost or expense (excluding the loss of any anticipated profits but including any such break cost, loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to fund its Loan or from fees payable to terminate the deposits from which such funds were obtained) that such Lender determines is attributable to:

(a) any optional or mandatory prepayment of the Loans (including as a result of an acceleration due to an Event of Default pursuant to Section 8.1, but excluding any prepayments made pursuant to Section 4.4) on a date other than a Payment Date, or

(b) the failure by such Borrower to borrow any Loan for any reason (including the failure of any of the conditions precedent specified in Article V to be satisfied) on the requested Borrowing Date specified in a Notice of Borrowing given pursuant to Section 2.3, or

(c) any failure to prepay the Loans (or any portion thereof) in accordance with a Notice of Prepayment under Section 3.3(a); or

(d) the assignment of any Loan other than on an Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 4.9(b).

Each Lender shall furnish to the Administrative Agent (with a copy to the applicable Borrower(s)) a notice setting forth the basis and amount of each request by such Lender for compensation under this Section, which notice shall provide reasonable detail as to the calculation of such loss, cost or expense, and shall be conclusive and binding upon such Borrower in the absence of manifest error.

4.6. Taxes. (a) Unless otherwise required by Applicable Law, all payments on account of the principal of and interest on the Loans, and fees and all other amounts payable under the Loan Documents by any Obligor or any Lender to or for the account of the Administrative Agent or any other Lender Party, including amounts payable under clauses (b) and (c) of this Section 4.6, shall be made free and clear of and without reduction or liability for or on account of any Taxes.

(b) The Obligors shall, within ten (10) days after demand therefor, jointly and severally indemnify each Lender Party against, and reimburse each Lender Party on demand for, any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.6) payable or paid by such Obligor or required to be withheld or deducted from a payment to such Obligor and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of the Loan Documents by a Lender Party with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or registration of the Loan Documents in Luxembourg when such registration is not required to enforce the rights of that Lender Party under the Loan Documents. A certificate as to the amount of such payment or liability delivered to the Obligor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) If any Person making a payment on behalf of any Obligor or the Administrative Agent under the Loan Documents shall be required by Applicable Law or otherwise to deduct or withhold any Taxes from any amounts payable to any Lender Party on, under or in respect of the Loans or Loan Documents, then (i) such Person shall deduct or withhold and pay such Taxes in accordance with such Applicable Law or otherwise and (ii) if such Tax is an Indemnified Tax, the applicable Borrower(s) shall promptly (and, in any event, within five (5) Business Days after a Lender Party has given notice to such Borrower of the application of such Indemnified Taxes) pay the Administrative Agent (on behalf of the Lender Party entitled to such amount) such additional amounts as may be required, after the deduction or withholding of such Indemnified Taxes (including any Indemnified Taxes on any such additional amounts), to enable such Lender Party to receive on the due date thereof an amount equal to the full amount stated to be payable to such Lender Party under the Loan Documents.

(d) Except to the extent prohibited by Applicable Law, the applicable Borrower(s) shall furnish to the Administrative Agent the original official tax receipts (if available or, if not, a copy thereof if available) in respect of each payment of Indemnified Taxes required under this Section, together with copies for distribution to each Lender Party requesting the same, as soon as is reasonably practical after the date that such payment is made.

(e) (i) Each Lender Party that is entitled under Applicable Law to an exemption from or reduction of withholding tax with respect to any payments made by (or on behalf of) any Obligor pursuant to the Loan Documents agrees (or shall be deemed to have agreed), at the time or times reasonably requested by the Borrower, to comply with and deliver any certification, identification, information, documentation or other reporting requirement as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding sentences, compliance with any such requirement (other than such documentation set forth in Section 4.6(e)(ii)) shall not be required if in the Lender Party’s reasonable judgment such compliance would subject such Lender Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender Party.

(ii) If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable or the terms of an applicable intergovernmental agreement to implement FATCA), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by Applicable Law, and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f) If any Obligor reasonably determines that any Indemnified Taxes as to which it made a payment of additional amounts to a Lender Party pursuant to clause (c) were erroneously assessed, then such Obligor may notify such Lender Party of its determination thereof (along with a detailed description of the reason why such Obligor believes that such Indemnified Taxes were erroneously assessed) and request that such Lender Party refund to such Obligor the amount of such additional amounts. Upon its receipt of any such notice, and if such Lender Party determines (in good faith) that such Obligor’s determination with respect to such matter is correct, then such Lender Party shall (at the request and expense of such Obligor): (i) refund to such Obligor such amounts (without any interest thereon) that have been actually received by such Lender Party from the applicable Governmental Authority and/or (ii) reasonably cooperate with such Obligor in seeking a refund from the appropriate Governmental Authority of any such Indemnified Taxes erroneously assessed by, and paid to, such Governmental Authority.

(g) The applicable Borrower(s) agree to pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of any relevant Lender Party timely reimburse it for the payment of, any Other Taxes.

(h) If any Lender Party, in its sole discretion exercised in good faith, determines that it receives any refund from an applicable Governmental Authority with respect to Taxes for which any Borrower has paid any additional amounts or indemnified amounts pursuant to this Section 4.6, then such Lender Party shall promptly pay to such Borrower an amount equal to such refund (but only to the extent of additional amounts or indemnity payments made under this Section 4.6 with respect to the Taxes giving rise to such refund), net of reasonable and duly documented out-of-pocket expenses (including Taxes) of such Lender Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) as such Lender Party determines will not leave it, after such payment, in a less favorable after-tax position than it would have been absent the imposition of such Taxes and the payment of such additional amounts or indemnified amounts pursuant to this Section 4.6; provided, however, that such Borrower agrees to promptly return any amount paid to such Borrower pursuant to this Section 4.6(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) upon notice from such Lender Party that such refund or any portion thereof is required to be repaid to the relevant Governmental Authority. No Lender Party shall be obligated to disclose its tax return or any other information that it reasonably deems to be confidential to a Borrower or any other Person.

(i) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower(s) to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (j).

(j) Each party’s obligations under this Section 4.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(k) Each Luxembourg Treaty Lender and each Obligor who makes a payment to such Luxembourg Treaty Lender, which payment such Luxembourg Treaty Lender is entitled to, shall co–operate in completing any procedural formalities necessary for that Obligor to obtain authorization or to make that payment without a Tax Deduction.

4.7. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.6(b); and

(b) the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.6); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

4.8. Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, fund its Relevant Share of any outstanding Loans for which it did not previously disburse its Relevant Share, with such Relevant Share to be the amount determined by the Administrative Agent in connection with the applicable Notice of Borrowing, without regard to any subsequent currency fluctuation, or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments under this Agreement, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.9. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.1, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.6, then such Lender shall (at the request of the Borrowers) use reasonable efforts to, as applicable, designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.6, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. This Section 4.9(a) does not in any way limit the obligations of the Borrowers under the Loan Documents and, for the avoidance of doubt, the Borrowers shall be responsible, to the extent so required by Section 4.6, for any Taxes resulting from any change by a Lender of its Applicable Lending Office, provided that such Lender has complied with its mitigation obligations under this Section 4.9(a) (subject to clauses (i) and (ii) above).

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.1 or a prepayment of the Loan pursuant to Section 4.4, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.6 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.1, Section 4.5 or Section 4.6) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.8;

(ii) such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.1, or payments required to be made pursuant to Section 4.6, or prepayment of a Loan pursuant to Section 4.4, such assignment will result in a reduction in such compensation or payments, or eliminate the need for prepayment, thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.8.

Article V
CONDITIONS PRECEDENT

5.1. Conditions Precedent. The obligation of the Lenders to make any of the Loans is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents (such date of satisfaction and receipt, the “Effective Date”), each in form and substance satisfactory to the Administrative Agent and the Lenders:

(a) Revolving Credit Facility Agreement. This Agreement, duly executed and delivered by the parties hereto.

(b) Fee Letter(s). The Fee Letter(s), duly executed and delivered by the parties thereto.

(c) Corporate Documents. Copies of (i) the Organizational Documents of each Obligor, and (ii) documents (including, if necessary, appropriate resolutions of the Board of Directors, managers (as applicable) or similar body of each Obligor, and, if necessary, shareholder or similar approval) evidencing the due authorization by it of the performance of the Loan Documents to which it is a party, which copies shall be attached to the certificate in the form of Exhibit D.

(d) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the individuals who have executed the Loan Documents and other documents contemplated hereby on behalf of such Obligor, substantially in the form of Exhibit D.

(e) In respect of JBS Lux, (i) a true, complete and up-to-date copy of an excerpt (extrait) issued by the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés Luxembourg) dated no earlier than one (1) Business Day prior to the date of this Agreement, and (ii) a true, complete and up-to-date copy of a non-registration certificate (certificat de non-inscription d’une décision judiciaire) issued by the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés Luxembourg) dated no earlier than one (1) Business Day prior to the date of this Agreement.

(f) Opinions of Counsel.

(i) an opinion, dated on or about the date hereof, of White & Case LLP, external New York counsel to the Obligors;

(ii) an opinion, dated on or about the date hereof, of Lefosse Advogados, external Brazilian counsel to the Obligors;

(iii) an opinion dated on or about the date hereof, of NautaDutilh New York P.C., external Dutch counsel to the Administrative Agent and the Lenders; and

(iv) an opinion dated on or about the date hereof, of White & Case (Luxembourg) S.à r.l., external Luxembourg counsel to the Obligors.

(g) Process Agent Acceptance. A letter from the Process Agent indicating its consent to its irrevocable appointment as process agent for each Obligor and accepting its irrevocable appointment as process agent for each Obligor in connection with the transactions contemplated by the Loan Documents to which it is a party, which appointment shall be prepaid and valid until a date no earlier than six (6) months after the Scheduled Maturity Date.

(h) Financial Statements. Copies (which may be made available through publication on the website of JBS) of the (i) audited annual consolidated balance sheet of JBS as of December 31, 2021, and the related statements of income and cash flows for the fiscal year ending on that date, and (ii) unaudited quarterly consolidated balance sheet of JBS as of March 31, 2022, and the related statements of income and cash flows for the fiscal quarter ending on that date.

(i) Fees. Evidence of payment of the fees and expenses then due and payable under Section 11.4, which fees and expenses shall be paid directly by any Borrower to the applicable counsel or third party advisor upon request by the Administrative Agent; provided that the applicable invoices under Section 11.4 are delivered to the Borrowers at least five (5) Business Days prior to the date hereof.

(j) Approvals. The Administrative Agent shall have received a copy of all Governmental Approvals, and of all third-party consents and approvals, if any, necessary in connection with the execution, delivery and performance of this Agreement and the other Loan Documents, which shall be in full force and effect.

(k) Representations and Warranties. All representations and warranties made by any Obligor in Article IV shall be true and correct in all material respects (except for representations and warranties that are modified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the Effective Date (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(l) Default. No Default or Event of Default has occurred and is continuing.

(m) Regulatory Information. All documentation and other information reasonably requested by any Lender Party or the Sole Lead Arranger and Bookrunner in connection with this Agreement and the other Loan Documents and required by bank regulatory authorities under applicable “know your customer” rules and Anti-Money Laundering Laws, including Sanctions.

(n) Beneficial Ownership Certification. Each Obligor’s duly completed Beneficial Ownership Certification.

5.2. Additional Conditions Precedent to each Borrowing Date. The obligation of each Lender to make each of its Loans hereunder on a proposed Borrowing Date is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents on or before such proposed Borrowing Date, each in form and substance satisfactory to the Administrative Agent and the Lenders:

(a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing duly executed by the applicable Borrower.

(b) Approvals. The Administrative Agent shall have received a (i) copy of all Governmental Approvals, and of all third-party consents and approvals, if any, necessary for the disbursement of the Loans and (ii) a copy or printout of the ROF(s), if applicable, corresponding to the Loans to be made to any Brazilian Borrower on such Borrowing Date.

(c) Representations and Warranties. All representations and warranties made by any Obligor in Article IV shall be true and correct in all material respects (except for representations and warranties that are modified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of such Borrowing Date (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(d) Default. No Default or Event of Default shall exist or would result therefrom.

(e) Fees. Payment on such Borrowing Date of the fees and expenses then due and payable under Sections 2.6 or 11.4; provided that the applicable invoices under Section 11.4 are delivered to the Borrower requesting the Borrowing at least five (5) Business Days prior to the proposed Borrowing Date.

5.3. Satisfaction of Conditions Precedent. The Administrative Agent shall notify the Lenders and the Borrowers upon its receipt of all the documents required to be delivered in accordance with Section 5.1 or 5.2, as the case may be.

Article VI
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and make the Loans hereunder, each of the Obligors makes the following representations and warranties, individually and strictly as to itself, on and as of the date hereof and, if the Borrowers make the election in Section 2.9, as of the date specified in Section 2.9 (both before and after giving effect to the extension of the Commitment Termination Date and the Scheduled Maturity Date and it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and each Guarantor and each Borrower, hereby make the following representations and warranties, individually and strictly as to itself, on and as of the applicable Borrowing Date (both before and after giving effect to the proposed Borrowing and to the application of the proceeds thereof and it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date):

6.1. Power and Authority. Each of the Obligors: (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate power, and has all material Governmental Approvals, necessary to own or lease its Properties and carry on its business as now being or as proposed to be conducted and to do all things necessary or appropriate in respect of its business, except where failure to have such requisite corporate power or Governmental Approvals (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the ownership, leasing or operation of its property or the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify (in the aggregate) is not reasonably likely to have a Material Adverse Effect and (iv) has full power, authority and legal right to make, execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and has taken all corporate or other action necessary to authorize the making, execution, delivery and performance by it of each such Loan Document as has been executed and delivered as of each date this representation and warranty is made.

6.2. Subsidiaries and Ownership. 100% of the Voting Stock of each of the Borrowers (other than JBS) is directly or indirectly owned by JBS. As of the Effective Date, the information included in the Beneficial Ownership Certifications delivered by each Borrower is true and correct in all respects.

6.3. Due Authorization, Etc. The making and performance by each Obligor of the Loan Documents to which it is party have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not contravene: (i) its Organizational Documents, (ii) any Applicable Law judgment, award, injunction or similar legal restriction in effect, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect or (iii) any document or other contractual restriction binding upon or affecting it or any of its Properties, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect, or result in the creation of any non-Permitted Lien on any of its Property.

6.4. No Additional Authorization Required. Except for: (i) the ROFs and the registration of the related Schedules of Payment with the Central Bank, (ii) any further authorization from, notice or registration with, the Central Bank which will enable any Guarantor or any Borrower, as the case may be, and to the extent organized under the laws of Brazil, to make remittances from Brazil to make payments hereunder not specifically covered by the ROFs and the respective Schedules of Payment, all Governmental Approvals and other actions by, and all notices to and filings and registrations with, any Governmental Authority, and all third-party approvals, required for the due execution, delivery and performance by each of the Obligors of the Loan Documents to which it is a party and for the legality, validity or enforceability of the Loan Documents have been obtained and are in full force and effect and true copies thereof have been provided to the Administrative Agent, subject to the requirements for legal form specified in Section 6.11.

6.5. Legal Effect. This Agreement and each other Loan Document to which it is a party have been duly executed and delivered by each Obligor, and are legal, valid and binding obligations of each Obligor, enforceable against such Obligor, in accordance with their terms, in each case, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, falência or other similar laws relating to or affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

6.6. Financial Statements. The audited annual consolidated balance sheet of JBS as of December 31, 2021, and the related statements of income and cash flows for the fiscal year ending on that date, fairly present in all material respects the financial condition of JBS and its Subsidiaries on a consolidated basis as at such date and the results of its operations for the fiscal year ending on such date, all in accordance with applicable GAAP, and  neither JBS nor any of its consolidated Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed therein. The unaudited quarterly consolidated balance sheet of JBS as of March 31, 2022, and the related statements of income and cash flows for the fiscal quarter ending on that date, fairly present in all material respects the financial condition of JBS and its Subsidiaries on a consolidated basis as at such date and the results of its operations for the fiscal quarter ending on such date, all in accordance with applicable GAAP and subject to normal year-end adjustments, and  neither JBS nor any of its consolidated Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed therein. Since December 31, 2021, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

6.7. Ranking; Priority. The payment obligations of each Obligor under the Loan Documents to which it is a party are unconditional and unsecured general obligations of such Obligor, and rank at least pari passu in priority of payment in insolvency with all other present and future unsecured and unsubordinated Debt of such Obligor, except for obligations mandatorily preferred by Applicable Law.

6.8. No Actions or Proceedings. There is no litigation, action, suit, investigation, claim, arbitration or other proceeding pending or, to the best knowledge of any Obligor, threatened against any Obligor by or before any arbitrator or Governmental Authority that: (i) in the aggregate, has had or, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity, binding effect or enforceability of any of the Loan Documents or the transactions contemplated hereby.

6.9. Commercial Activity; Absence of Immunity. Each of the Obligors is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party, and the making and performance by it of such Loan Documents constitute private and commercial acts rather than public or governmental acts. None of the Obligors nor any of their respective Properties is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in connection therewith, arising under the Loan Documents.

6.10. Taxes. Each of the Obligors has filed all material tax returns required to be filed by it (taking into account any applicable extensions) and has paid or settled all Taxes shown to be due thereon or pursuant to any assessment received by such Obligor except (x) such Taxes that are being contested in good faith by appropriate proceedings and against which adequate reserves are being maintained to the extent required by applicable GAAP or (y) to the extent that the failure to so pay or so settle would not reasonably be expected to have a Material Adverse Effect. None of the Obligors is resident in the United States of America for U.S. federal income tax purposes.

6.11. Legal Form. Each of the Loan Documents is (or upon its coming into existence will be) in proper legal form under its governing law for the enforcement thereof against the parties thereto; provided that, for the admissibility in evidence of any Loan Document before (1) Brazilian courts: (a) the signatures of the parties signing such document outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature, capacity and, where appropriate, the identity of the seal or stamp, of such notary public must be certified by an “Apostille” affixed pursuant to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents (the “Apostille Convention”), except for documents executed in a country that is not signatory to the Apostille Convention, which require notarization and the legalization by a Brazilian consular officer at the competent Brazilian consulate; (b) such document must be translated into Portuguese by a sworn translator; and (c) such document must be registered with the competent Registry of Deeds and Documents together with its sworn translation and (2) Luxembourg courts: such document may need to be translated into French by a sworn translator.  Except as described in the preceding sentence, all formalities required in Brazil, the Netherlands and Luxembourg for the validity and enforceability (including any necessary registration, recording or filing with any court or other Governmental Authority) of each Loan Document have been accomplished, and no Taxes are required to be paid for the validity and enforceability thereof except, in the case of enforcing any Loan Document in Brazil, the litigating party (plaintiff) will have to post security or a performance bond to secure the costs of the proceeding and the fees of the opposite party’s (defendant) lawyer as required, in the case of Brazil, by Article 835 of the Brazilian Civil Procedure Code (or any successor law thereto).

6.12. Full Disclosure. The information, reports, financial statements, exhibits and schedules furnished from time to time in writing by (or on behalf of) any Obligor to the Administrative Agent and/or the Lenders in connection with the Loan Documents or included therein or delivered pursuant thereto do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading in any material respect on the date as of which such information is stated or certified, it being understood for purposes of this Section 6.12 that any projections as to future events are not to be viewed as statements of fact and the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.13. Title to Assets; Liens. Except for Liens permitted in Section 7.6, each of the Obligors: has good and marketable title to all of the Property purported to be owned by it, free and clear of all Liens, and holds such title and all of such Property in its own name and not in the name of any nominee or other Person, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or to the extent that any such failures would not in the aggregate reasonably be expected to have a Material Adverse Effect.

6.14. Use of Proceeds. The Borrowers will use the proceeds of the Loans as described in Section 7.8.

6.15. No Default. No Default or Event of Default exists.

6.16. Compliance. Except to the extent that any non-compliance (individually or in the aggregate) is not reasonably likely to have a Material Adverse Effect, each Obligor is in compliance with all Applicable Laws (including Environmental Laws) and Governmental Approvals applicable to it.

6.17. Solvency. None of the Obligors, is insolvent as defined under any Applicable Law nor, after giving effect to the consummation of the transactions contemplated in the Loan Documents, will any Obligor, be rendered insolvent (or similar term) as defined under any Applicable Law by the execution and delivery of the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby. None of the Obligors is engaged in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration its obligations incurred hereunder and under the other Loan Documents to which it is a party.

6.18. Investment Company Act. None of the Obligors is, and after giving effect to the borrowing of the Loans and the application of the proceeds thereof by the Borrowers will be, an “investment company” or required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

6.19. Availability and Transfer of Foreign Currency. Except as set forth in Section 6.4, there are no restrictions currently in effect which limit the availability or transfer of foreign exchange for the purpose of the performance by such Obligor of its respective obligations under this Agreement or any other Loan Document to which such Obligor is a party.

6.20. Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a) No Obligor nor any of its Subsidiaries nor any of their respective directors or officers, nor to the best of such Obligor’s knowledge, any of its respective employees, agents or representatives: (i) is a Sanctioned Person or is in violation of any Sanctions; (ii) is using or will use the proceeds of the Loan for the purpose of financing or making funds available directly or indirectly to any Sanctioned Person in violation of Sanctions; (iii) is contributing or will contribute or otherwise make available directly or indirectly the proceeds of the Loan to any other Person for the purpose of financing the activities or business of or with any Sanctioned Person or in any Sanctioned Country; and (iv) is doing business, entering into transactions or storing with, purchasing or receiving money from, transporting from/to/with, selling goods or giving money to, a Sanctioned Person in violation of any Sanctions.

(b) Except for the Disclosed Matters, no Obligor nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the best of such Obligor’s knowledge, any of their respective employees, agents or representatives has taken any action (excluding any action in violation of Anti-Corruption Laws or Anti-Money Laundering Laws taken by such employee, agent or representative on its own behalf and for its own benefit without the knowledge of such Obligor (and of which no Obligor has been made aware as of the date hereof) in respect of any matter entirely unrelated to the business or operations of such Obligor or any of its Subsidiaries), directly or indirectly, that would result in a violation by any such Person of any Anti-Money Laundering Law and/or Anti-Corruption Law and/or Sanctions.

(c) JBS has policies and procedures in place reasonably designed to ensure compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions by it and its Subsidiaries applicable to their business and operations.

6.21. Center of Main Interest and Establishments. For purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Insolvency Regulation”), (a) JBS Lux’s center of main interests (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in Luxembourg and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction, and (b) Seara Meats’ center of main interests (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in the Netherlands and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

6.22. Domiciliation. JBS Lux is in compliance with the Luxembourg law dated 31 May 1999 act the domiciliation of companies, as amended (and the relevant regulations).

Article VII
COVENANTS OF THE OBLIGORS

Each Obligor covenants and agrees that on and after the Effective Date and until the Commitments have terminated and the Loans, together with interest accrued thereon, and all other amounts payable pursuant to the Loan Documents, are paid in full:

7.1. Corporate Existence; Inspection; Books and Records. (a) Except to the extent permitted otherwise by Section 7.10, each of the Obligors shall (i) preserve and maintain its legal existence and (ii) except to the extent that the failure to do so (in the aggregate) would not reasonably be expected to have a Material Adverse Effect, obtain and maintain all Governmental Approvals, rights, privileges, licenses and franchises necessary to own or lease its Properties and assets and carry on its business and to do all things necessary or appropriate in respect of its business.

(b) Once per calendar year, and at any other time during the existence of any Default or Event of Default, each of the Obligors shall permit representatives of the Administrative Agent, during normal business hours, at the cost and expense of such Obligor during any Default or Event of Default and following at least five (5) Business Days’ notice, to examine, copy and make extracts from its books and records, to inspect any of its Property and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent (as the case may be); provided that visitations shall be limited to obtaining the information necessary to evaluate the Obligors’ ability to perform their respective obligations under the Loan Documents, and the Administrative Agent shall treat any such information as Confidential Information and the Lenders shall use reasonable efforts to coordinate any such visits so as to minimize disruptions to the Obligors’ business.

(c) Each of the Obligors shall maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions, assets and liabilities in accordance with applicable GAAP.

7.2. Compliance; Insurance. Each of the Obligors shall: (i) comply with the requirements of all Applicable Laws (including all Environmental Laws and export regulations) and Governmental Approvals applicable to it, in each case to the extent that the failure to comply therewith would (in the aggregate) reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not qualify or otherwise limit the requirements set forth in Section 7.12 or Section 7.13; (ii) timely file all required tax returns required to be filed by it and pay and discharge at or before maturity all of its material tax obligations, except where the same are contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by applicable GAAP or where the failure to so pay or discharge would not (in the aggregate) reasonably be expected to have a Material Adverse Effect, and (iii) maintain all of its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, and keep such Property insured in accordance with customary industry standards in the jurisdiction in which it operates, except in each case of the foregoing to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.3. Governmental Approvals. Each of the Obligors shall maintain in full force and effect, all Governmental Approvals from time to time necessary for its authorization, execution and delivery of the Loan Documents to which it is a party, and the due performance of all of its obligations, and the exercise of all of its rights, thereunder.

7.4. Reporting Requirements. Each of the Obligors (as applicable as set forth below) shall provide to the Administrative Agent (who shall promptly distribute to the Lenders):

(a) as soon as available and in any event (i) within one hundred twenty (120) days after the last day of each fiscal year of JBS, annual audited consolidated financial statements of JBS, with the opinion thereon of internationally recognized independent public accountants, and (ii) within sixty (60) days after the end of each fiscal quarter ending March 31, June 30 and September 30, quarterly unaudited consolidated financial statements of JBS, as at and for each such fiscal quarter then ending, all of the above prepared in accordance with GAAP. For purposes of this Section 7.4(a), any financial statements required to be delivered hereunder shall be deemed to have been delivered on the date on which the relevant Obligor has posted such financial statements on its website; provided that if the financial statements are unavailable through such link, such Obligor shall provide such financial statements to the Administrative Agent and the Lenders on demand;

(b) within five (5) Business Days after any Obligor obtains knowledge of any Default or Event of Default, a certificate of an Authorized Officer thereof setting forth the details thereof and the action(s) that is/are being taken or is/are proposed to be taken with respect thereto;

(c) within five (5) Business Days after the date of occurrence or publication, as the case may be, notice of the public announcement or occurrence of any Change in Control;

(d) promptly (and, in any event, within ten (10) Business Days) after any Obligor’s knowledge thereof, to the extent not publicly disclosed, notice of any change in, or discontinuation of, the JBS Corporate Rating by any of the Rating Agencies that would result in a change to the Applicable Margin or a limitation on Restricted Payments pursuant to Section 7.11;

(e) promptly (and, in any event, within five (5) Business Days) after any Obligor’s knowledge thereof, notice of any event or development that could reasonably be expected to have a Material Adverse Effect;

(f) from time to time, such other information with respect to the Obligors, the Loan Documents and/or the transactions contemplated hereby or thereby as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request related to “know your customer” and Anti-Money Laundering Laws and any other information required to be provided by bank regulatory authorities, including, without limitation, under the Beneficial Ownership Regulation;

(g) from time to time, such other information with respect to the Obligors, the Loan Documents and/or the transactions contemplated hereby or thereby as any Lender (through the Administrative Agent) or the Administrative Agent may reasonably request; and

(h) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU("DAC6"); and promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any Obligor or by any adviser to such Obligor in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

7.5. Ranking; Priority. Each of the Obligors shall promptly take all actions as may be necessary to ensure that its obligations under the Loan Documents to which it is a party will at all times constitute unconditional and unsubordinated general obligations thereof ranking at least pari passu in priority of payment in insolvency with all of its other present and future unsecured and unsubordinated Debt thereof, except for obligations mandatorily preferred by Applicable Law.

7.6. Negative Pledge. (a) No Obligor shall (or shall permit any Significant Subsidiary to) create, Incur, or suffer to exist any Lien on any of its Property to secure any Debt upon any of its Property, whether now owned or hereafter acquired by it, unless it has made or shall make effective provision whereby the obligations of the Obligors under the Loan Documents shall be secured by a Lien on such Property equally and ratably with (or prior to) all other Debt of such Obligor or Significant Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Majority Lenders); provided, however, that if the Debt is Subordinated Debt, the Lien on such Property securing the Debt shall be subordinated and junior to the Lien securing obligations of the Obligors under the Loan Documents, as the case may be, with the same relative priority as such Debt has with respect to obligations of the Obligors under the Loan Documents and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Majority Lenders), except for each of the following Liens (each a “Permitted Lien”):

(i) Liens to secure (A) Debt of JBS or a Restricted Subsidiary under the ABL Revolving Credit Agreement or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (i)(A) shall not exceed the greater of (x) U.S.$1,000,000,000 less the outstanding principal amount of any Receivables Facilities and (y) the sum of (1) 85% of the book value of accounts receivable of JBS and its Restricted Subsidiaries plus (2) 80% of the book value of inventory of JBS and its Restricted Subsidiaries (excluding, in the case of clauses (1) and (2), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of JBS for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence) and (B) Debt of JBS or a Restricted Subsidiary under Credit Facilities (other than the ABL Revolving Facility); provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (i)(B) shall not exceed the greater of (x) U.S.$2,800,000,000 and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of JBS to exceed 2.75 to 1.00;

(ii) Liens to secure Debt, including but not limited to Capital Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of an Obligor or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property and any premiums, fees, costs and expenses incurred in connection with the incurrence of such Debt or the refinancing thereof; provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the Person so acquired, and provided, further, that any Lien is permitted to be incurred on the Capital Stock of any Person securing any Debt of that Person that is (x) non-recourse to the Borrowers or the Guarantors and (y) incurred solely for purposes of financing the acquisition, construction or improvement of any property or assets of such Person;

(iii) Liens for Taxes on the property of an Obligor or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(iv) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of an Obligor or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(v) Liens on the property of an Obligor or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Obligors and the Significant Subsidiaries taken as a whole;

(vi) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time an Obligor or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into an Obligor or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of an Obligor or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by an Obligor or any Significant Subsidiary;

(vii) Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of an Obligor or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(viii) pledges or deposits by an Obligor or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which an Obligor or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of an Obligor or any Significant Subsidiary, or deposits for the payment of rent, in each case, in the ordinary course of business;

(ix) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(x) Liens securing Hedging Obligations not for speculative purposes and Cash Management Services;

(xi) Liens existing on the date hereof not otherwise described in clauses (i) through (x) above;

(xii) Liens on the property of an Obligor or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (ii), (vi), (vii), (x) or (xi) above, clause (xx) below, or pursuant to this clause (xii); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of: (A) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (ii), (vi), (vii), (x) or (xi) above or clause (xx) below, as the case may be, at the time the original Lien became a Permitted Lien under this Agreement; and (B) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by an Obligor or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(xiii) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(xiv) Liens securing Debt or other obligations of a Significant Subsidiary owing to an Obligor or another Significant Subsidiary;

(xv) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of an Obligor or any Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(xvi) Liens in favor of an Obligor or any Significant Subsidiary;

(xvii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (B) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (C) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xviii) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by an Obligor or any Significant Subsidiaries in the ordinary course of business;

(xx) Liens securing Debt (other than Subordinated Debt); provided that after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of JBS would not exceed 2.75 to 1.0;

(xxi) Liens not otherwise permitted by clauses (i) through (xx) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (i) U.S.$3,000,000,000 and (ii) ten percent (10.0%) of Consolidated Total Assets of JBS, in either case, at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (xxi);

(xxii) judgment Liens not giving rise to an Event of Default;

(xxiii) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(xxiv) (A) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of an Obligor and the Significant Subsidiaries and (B) licenses of intellectual property in the ordinary course of business;

(xxv) Liens (A) granted to secure direct or indirect borrowings from Banco Nacional de Desenvolvimento Econômico e Social - BNDES, or any other federal, regional or state Brazilian governmental development bank or credit agency (including borrowings from any Brazilian governmental bank with funds provided by Brazilian governmental regional funds (which shall include, without limitation) Financiadora de Estudos e Projetos – FINEP, Fundo de Desenvolvimento do Nordeste – FDNE and Fundo de Desenvolvimento do Centro Oeste – FCO)) or (B) granted to secure borrowings from or guaranteed or insured by any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer, export-credit agency or commercial bank acting as co-lender in any of the foregoing;

(xxvi) Liens on the inventory and receivables of an Obligor or any Significant Subsidiary (and all assets related thereto and proceeds thereof), securing the obligations of such Person under any credit facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of receivables securing Debt shall not exceed (i) with respect to transactions secured by receivables from export sales, 80% of JBS’ consolidated gross revenues from export sales for the 12- month period ending on the last day of JBS’ most recently completed fiscal quarter or (ii) with respect to transactions secured by receivables from non-export sales, 80% of JBS’s consolidated gross revenues from non-export sales for the 12-month period ending on the last day of JBS’ most recently completed fiscal quarter; and, provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation;

(xxvii) Liens to secure a defeasance trust;

(xxviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xxix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;

(xxx) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Obligors or any of their Subsidiaries, including rights of offset and set-off; and

(xxxi) any rights of set-off of any person with respect to any deposit account of any Obligor or any Subsidiary thereof arising in the ordinary course of business and not constituting a financing transaction.

(b) For purposes of determining compliance with Section 7.6, (i) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) as described pursuant to Section 7.6(a) but may be permitted in part under any combination thereof, and (ii) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) as described in Section 7.6(a), each Obligor shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in Section 7.6(a) and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 7.6(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be incurred pursuant to any other clause or paragraph.

(c) With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of an Obligor and the Significant Subsidiaries, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (h) of the definition of “Debt”.

7.7. Limitation on Sale and Leaseback Transactions. No Obligor shall (and shall not permit any Significant Subsidiary to) enter into any Sale and Leaseback Transaction with respect to any Property, unless (i) such Obligor or such Significant Subsidiary would be permitted to grant a Lien under Section 7.6 to secure the amount of Debt on such Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the obligations owed by the Obligors under the Loan Documents or (ii) within three hundred sixty-five (365) days after the closing date of such Sale and Leaseback Transaction, such Obligor or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of an Obligor or a Significant Subsidiary ranking at least on parity with the Loans or Debt of any Subsidiary, in each case owing to a Person other than an Obligor or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of an Obligor or any Subsidiary used or to be used by or for the benefit of an Obligor or any Subsidiary. The foregoing restriction will not apply to (x) transactions providing for a lease term of three (3) years or less, and (y) transactions between (A) the Obligors, (B) an Obligor and any of the Significant Subsidiaries or (C) any Significant Subsidiaries.

7.8. Use of Proceeds. (a) Each of the Borrowers shall use the proceeds (less any fees and expenses then due and payable under Sections 2.6 and 11.4) of the Loans for working capital and general corporate purposes.

(b) No part of the proceeds of the Loans shall be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the U.S. Federal Reserve System.

(c) The Borrowers understand that it is the policy of the Board of Governors of the U.S. Federal Reserve System that extensions of credit by international banking facilities (as defined in Section 204.8(a) of Regulation D) may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States as provided in Section 204.8(a)(3)(vi) of Regulation D. Therefore, the Borrower agrees that the proceeds of the Loans extended by international banking facilities of the Lenders will be used by the Borrower solely to finance its operations outside of the United States.

(d) The Borrowers will ensure that the proceeds of the Loans disbursed to them will not be used (i) in transactions involving any Sanctioned Country that would be in violation of the prohibitions set forth in any Sanctions, (ii) to fund Sanctioned Persons in violation of the prohibitions set forth in any Sanctions or (iii) in any manner that would result in the violation of any applicable Sanctions or Anti-Corruption Laws.

7.9. Further Assurances. Each of the Obligors shall do and perform, from time to time, any and all acts (and execute any and all documents) as may be necessary or as reasonably requested by the Administrative Agent in order to effect the purposes of the Loan Documents.

7.10. Merger, Etc. (a) None of the Obligors shall, in a single transaction or a series of related transactions, consolidate with, amalgamate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its Property determined on a consolidated basis to, another Person (other than a consolidation or merger of any Obligor with or into, or sale, assignment, transfer, lease, conveyance or disposition to, any other Obligor) unless:

(i) either (A) such Obligor is the Surviving Person; or (B) the Person, if other than such Obligor, formed by such consolidation, amalgamation or into which such Obligor is merged or the Person that acquires the Property of such Obligor substantially as an entirety, the Person to which assets of such Obligor have been transferred, shall be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia, Brazil, the Netherlands, Luxembourg or any political subdivision thereof, or any OECD Country (collectively, the “Permitted Jurisdiction”);

(ii) such Surviving Person, if other than such Obligor, validly assumes all of the obligations of such Obligor under the Loan Documents;

(iii) no Event of Default shall have occurred and be continuing or would result therefrom;

(iv) each Lender Party shall have received all documentation and other information that it has reasonably requested in writing and as is required by bank regulatory authorities under “know your customer” and Anti-Money Laundering Laws (including any Applicable Laws that have been adopted but will enter into full force and effect after the date hereof), including, without limitation, Sanctions; and

(v) such Obligor delivers to the Administrative Agent an officer’s certificate and opinion of legal counsel, each in form and substance reasonably acceptable to the Administrative Agent, stating that such consolidation, merger or transfer complies with this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the Properties of one or more Restricted Subsidiaries of JBS, the Capital Stock of which constitutes all or substantially all of the Property of JBS, shall be deemed to be the transfer of all or substantially all of the properties and assets of JBS.

(b) Notwithstanding the foregoing, any Restricted Subsidiary of JBS may consolidate with, merge into or transfer all or part of its properties and assets to JBS.

(c) In the event of any transaction (other than a lease) referred to in and complying with the conditions listed in Section 7.10(a)(i) in which an Obligor is not the Surviving Person and the Surviving Person is to validly assume all the obligations of such Obligor under this Agreement and the other Loan Documents, that Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of such Obligor, and such Obligor shall be discharged from its obligations under this Agreement and the other Loan Documents.

(d) Following the occurrence of any transaction described in Section 7.10(a), the Borrower and the Administrative Agent shall negotiate in good faith any amendments reasonably requested by the Administrative Agent and the Majority Lenders to reflect such transaction.

7.11. Restricted Payments. No Obligor shall declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, at any time during which both (x) JBS ceases to have an Investment Grade Rating from at least two Rating Agencies and (y) an Event of Default under Section 8.1(a) has occurred and is continuing, except that (i) any Obligor may pay minimum compulsory dividends (dividendos mínimos obrigatórios) required under its Organizational Documents and/or by Applicable Law, (ii) any Obligor may make Restricted Payments to any other Obligor, and (iii) any Subsidiary of JBS may declare a dividend or make a distribution on its Capital Stock at any time provided that JBS directly or indirectly, receives at least its pro rata share of such dividends or distribution based on JBS’s equity interest in such Subsidiary.

7.12. Sanctions Event. (a) If any Obligor, any Subsidiary of any Obligor or any Person which owns, directly or indirectly, a 50% or greater equity interest in such Obligor, becomes a Sanctioned Person (such occurrence, a “Sanctions Event”), such Obligor will promptly (i) give written notice to the Administrative Agent of such Sanctions Event (and the Administrative Agent shall immediately notify the Lenders of the contents of such notice), and (ii) comply with all Applicable Laws with respect to such Sanctions Event (regardless of whether such Sanctioned Person is located within the jurisdiction of the applicable Sanctions Authority), including, without limitation, all applicable Sanctions. Each Obligor hereby authorizes and consents to each Lender taking any and all steps it deems necessary, in its sole discretion, to comply with all Applicable Laws with respect to any such Sanctions Event, including, without limitation, the requirements of Sanctions (including the “freezing” and/or “blocking” of assets).

(b) Each Obligor will comply, and will cause its Subsidiaries to comply, at all times, and shall maintain in effect and enforce policies and procedures reasonably designed to ensure such compliance (and compliance by their respective directors, officers, employees, representatives and agents), with the requirements of all Sanctions and will ensure that the Lenders will not be subject to any adverse consequences under any such Sanctions applicable to the Lenders as a consequence of its entry into and/or performance of the transactions contemplated by this Agreement.

(c) Each Obligor will ensure that its business and the business of its Subsidiaries are not conducted with Sanctioned Persons or Sanctioned Countries, in each case to the extent prohibited by applicable Sanctions. Upon the Administrative Agent’s request from time to time during the term of this Agreement, the Obligors will deliver a certification confirming their compliance with the covenants set forth in this Section 7.12.

7.13. Anti-Corruption Laws; Anti-Money Laundering Laws. Each Obligor shall, and shall cause each of its Subsidiaries to, act in compliance with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and shall maintain in effect and enforce policies and procedures in place reasonably designed to ensure such compliance and compliance by their respective directors, officers, employees, representatives and agents with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

7.14. Registration of Schedules of Payment. With respect to each ROF delivered by a Borrower incorporated under the laws of Brazil, such Borrower shall perform the registration of the Schedules of Payment according to the terms and within deadlines as provided under Applicable Law.

7.15. Center of Main Interests and Establishments.

(a) JBS Lux shall not permit its center of main interests, for the purposes of the Insolvency Regulation, to be situated in any jurisdiction other than Luxembourg.

(b) JBS Lux shall not permit to exist an “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any jurisdiction other than Luxembourg.

(c) Seara Meats shall not permit its center of main interests, for the purposes of the Insolvency Regulation, to be situated in any jurisdiction other than the Netherlands.

(d) Seara Meats shall not permit to exist an “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any jurisdiction other than the Netherlands.

Article VIII
EVENTS OF DEFAULT

8.1. Events of Default. Each of the following events is herein called an “Event of Default”:

(a) (i) any payment of any principal on the Loans shall not be paid in full when due, or (ii) any Obligor shall default for five (5) Business Days or more in the payment of any interest, fee or any other amount (except any amount referred to in clause (i) above) whatsoever payable (or to be deposited) under the Loan Documents (including amounts payable pursuant to Section 4.6(c));

(b) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any amendment, restatement, modification or supplement hereto or thereto) by any Obligor, or in any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or of any other Loan Document, shall prove to have been untrue or misleading in any material respect as of the time made or deemed made and, to the extent the circumstances giving rise to such breach of representation or warranty are capable of remedy, are not remedied within thirty (30) days from the earlier of (i) any Obligor becoming aware of such breach of representation, warranty or certification and (ii) the date on which such Obligor receives written notice from the Administrative Agent or any Lender of such breach; provided that the foregoing cure period shall not apply to any breach of representations and warranties in Section 6.20;

(c) (i) any JBS Party shall fail to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest or other amounts, due under the terms of any instrument evidencing Debt of such JBS Party or (ii) any such Debt of any JBS Party becomes due and payable prior to its stated maturity otherwise than at the option of the issuer thereof by reason of the occurrence of an event of default howsoever described; provided that, the amount of such Debt in clause (i) and/or (ii), individually or in the aggregate, equals U.S.$125,000,000 or more (or its equivalent in other currency or currencies);

(d) any Obligor shall default (i) in the observance or performance of any of its obligations under any of Section 7.1(a)(i), 7.4(b), 7.4(c), 7.4(d), 7.5, 7.6, 7.7, 7.8, 7.10, 7.11, 7.12 or 7.13 or (ii) for a period of forty-five (45) days or more, after acquiring knowledge or receiving notice from any Lender Party, in the observance or performance of any of its other obligations under this Agreement (other than as provided in clause (a) of this Section 8.1) or any other Loan Document;

(e) any JBS Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

(f) any JBS Party shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of itself or of all or any substantial part of its Property; (ii) make a general assignment for the benefit of its creditors; (iii) file a petition seeking bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution, arrangement or winding up or composition or readjustment of debts; or (iv) take any corporate action for the purpose of effecting any of the foregoing;

(g) a proceeding or case shall be commenced against any JBS Party, without its application or consent, in a court of competent jurisdiction, seeking: (i) its reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of it or of all or any substantial part of its Property; or (iii) similar relief in respect of it under any Applicable Law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution or winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed and unstayed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days;

(h) one or more final (non-appealable) judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle (including any relating to any arbitration) is/are rendered against any JBS Party in an amount exceeding U.S.$125,000,000 (or its equivalent in any other currency) in the aggregate, and such judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle shall remain unsatisfied, undischarged and in effect for a period of sixty (60) or more days without a stay of execution, unless the same is adequately bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle;

(i) any Governmental Authority shall (i) take any action to condemn, seize, nationalize, expropriate or appropriate all or any substantial part of the Property of the Obligors (taken as a whole) (either with or without payment of compensation) that in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or purports to render any of the Loan Documents invalid or unenforceable or to prevent the performance or observance by any Obligor of its obligations thereunder or (ii) for sixty (60) or more consecutive days, prevent the Obligors from exercising normal control over all or any substantial part of their Property (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect; or

(j) (i) any Loan Document shall at any time be suspended, revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof), (ii) performance by any Obligor of any obligation thereunder shall become unlawful, unless the failure to perform such obligation does not, or would not, have a Material Adverse Effect, (iii) any Obligor shall so assert in writing, or (iv) the validity or enforceability thereof shall be contested by any Obligor, and any such default shall continue for a period of twenty (20) days or more, after receiving notice from any Lender Party.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Majority Lenders: (A) by notice to the Obligors, declare: (1) the Commitments to be terminated immediately, whereupon the Commitments shall immediately terminate, and (2) the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors under the Loan Documents (including any amounts payable under Section 4.5) to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors; provided that in the case of an Event of Default of the kind referred to in clause (e), (f) or (g), the Commitments shall automatically terminate and all amounts payable under the Loan Documents shall automatically become immediately due and payable, without any further action by any Person, and/or (B) exercise any other rights and remedies available at law and in equity.

Article IX
THE ADMINISTRATIVE AGENT

9.1. Appointment, Powers and Immunities. (a) Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and (as applicable) under the other Loan Documents to which the Administrative Agent is a party with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and (as applicable) the other Loan Documents to which the Administrative Agent is a party, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 9.5 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees, representatives and agents):

(i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents to which it is a party and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender Party,

(ii) shall not be responsible to the Lender Parties for any recitals, statements, representations or warranties contained in any Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any other document referred to or provided for herein or for any failure by any Obligor to perform any of its obligations hereunder or thereunder,

(iii) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document,

(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct,

(v) shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document,

(vi) shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action,

(vii) in no event shall the Administrative Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that it shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances, and

(viii) shall have no responsibility to confirm the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, and

(ix) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact that were selected by it in good faith. The Administrative Agent shall as soon as practicable provide the Lenders with all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Lenders.

(b) Before the Administrative Agent acts or refrains from acting, it may require an opinion of counsel satisfactory to it with respect to the proposed action or inaction. The Administrative Agent shall not be liable for any action it takes or omits to take in good faith in reliance upon such opinion. Whenever in the administration of the Loan Documents to which the Administrative Agent is a party, it shall deem it necessary or desirable that a matter be provided or established before taking or suffering or omitting to take any act under any Loan Document to which it is a party, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith, as determined by a court of competent jurisdiction by a final and non-appealable judgment, on the part of the Administrative Agent, be deemed to be conclusively proved and established by an opinion of counsel delivered to the Administrative Agent, and such opinion, in the absence of gross negligence or bad faith, as determined by a court of competent jurisdiction by a final and non-appealable judgment, on the part of the Administrative Agent, shall be full warrant to the Administrative Agent for any action taken, suffered or omitted to be taken by it under the Loan Documents upon the faith thereof.

(c) Any Person: (i) into which the Administrative Agent may be merged or consolidated or (ii) that may result from any merger, conversion or consolidation to which the Administrative Agent shall be a party shall (if it is not the surviving entity) be the successor of the Administrative Agent without the execution or filing of any instrument or any further act on the part of any of the parties hereto. Any such successor Administrative Agent shall notify the Lenders and the Obligors of such merger or consolidation promptly after the consummation thereof.

9.2. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by e-mail, telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the appropriate Person(s), and upon advice and statements of legal counsel and other experts selected by the Administrative Agent. As to any matters not expressly provided for in the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Loan Document), and such instructions of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Loan Document) and any action taken or failure to act pursuant thereto shall be binding upon all the Lender Parties. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.3. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless it has received written notice from a Lender or an Obligor specifying such Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives such a notice, then it shall give prompt notice thereof to the Lenders and the Borrowers (if such notice is received from a Lender). Any determination of the existence of a Default or Event of Default shall be made solely by the Majority Lenders. The Administrative Agent shall (subject to Section 9.7) take such action with respect to any such Default as shall be directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lender Parties except to the extent that the Loan Documents expressly require that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

9.4. Rights as a Lender. With respect to any Commitment and Loan made by it, Mizuho Bank, Ltd. (and any successor acting as the Administrative Agent) in its capacity as a Lender hereunder shall have the same rights, powers and obligations as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or Lender, and the term “Lender” shall, unless the context otherwise indicates, include in its individual capacity. Mizuho Bank, Ltd. (and any successor acting as the Administrative Agent) and its Affiliates may (without having to account therefore to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any Obligor and any Affiliate of any thereof as if it were not acting as the Administrative Agent, and Mizuho Bank, Ltd. (and any such successor) and its Affiliates may accept fees and other consideration from any such Person(s) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

9.5. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.4, but without limiting the obligations of the Obligors under Section 11.4) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments) (in each case determined at the time such indemnity is sought), for any and all losses, liabilities, claims, obligations, damages or expenses (including the fees and disbursements of counsel) incurred by it arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Loan Documents to which it is a party or the transactions contemplated hereby (including the costs and expenses that the Obligors are obligated to pay under Section 11.4, but excluding, other than additional administrative costs and expenses resulting from a Default, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided that no Lender shall be liable to the Administrative Agent for any of the foregoing to the extent that it arises from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judgment by a court of competent jurisdiction. In no event shall any Lender be liable to the Administrative Agent or any other Lender for any punitive or consequential damages in connection with any of the Loan Documents. The obligations of the Lenders under this Section 9.5 shall survive the termination of this Agreement, the repayment of the Loans and/or the earlier resignation or removal of the Administrative Agent.

9.6. Non-Reliance upon the Administrative Agent and other Lenders. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Loan Document or any other document referred to or provided for herein or to inspect the Properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under the Loan Documents to which the Administrative Agent is a party, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor that may come into the possession of the Administrative Agent or any of its Affiliates.

9.7. Failure to Act. Except for any action expressly required of the Administrative Agent under a Loan Document to which it is a party, it shall in all cases be fully justified in failing or refusing to act under the Loan Documents unless it shall receive further assurances to its reasonable satisfaction from the Lenders of their indemnification obligations under Section 9.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of any Loan Document shall require the Administrative Agent to take any action that it reasonably believes to be contrary to Applicable Law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

9.8. Resignation or Removal of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Obligors, and it may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders (if no Default or Event of Default then exists, with the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the relevant existing Administrative Agent’s giving of notice of resignation or the Majority Lenders’ election to remove such existing Administrative Agent, then such existing Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank that has a combined capital and surplus of at least U.S.$500,000,000 (or its equivalent in any other currency) or petition a court of competent jurisdiction for the appointment of a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such existing Administrative Agent, and such existing Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

9.9. Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.9(b).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under the immediately preceding clause (a).

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender and the Borrower at any time, (i) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to the terms of this Agreement, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Obligors’ obligations in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.

(e) The parties hereto agree that (i) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Obligor under the Loan Documents, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making such Erroneous Payment and (ii) nothing this Section 9.9(e) shall be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of any Obligor relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.9(g) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

9.10. No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Sole Lead Arranger and Bookrunner listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender Party hereunder. The Sole Lead Arranger and Bookrunner listed on the cover page hereof shall not have or be deemed to have any fiduciary relationship with any Lender.

Article X
GUARANTY

10.1. Guaranty. (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) and performance of all obligations (of any nature whatsoever) of the Borrowers (other than such Guarantor) under the Loan Documents as primary obligor and not merely as surety and with respect to all such obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. This is a guaranty of payment and not merely of collection.

(b) All payments made by the Guarantors under this Article X shall be payable in the manner required for payments by the relevant Borrowers hereunder, including: (i) the obligation to make all such payments free and clear of, and without deduction for, any Indemnified Taxes (except as permitted hereunder), (ii) the obligation to pay interest at the Default Rate and (iii) the obligation to pay all amounts due under the Loans in Dollars.

10.2. Guaranty Unconditional. The obligations of the Guarantors under this Article X shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation(s) of any Borrower under the Loan Documents and/or any Commitment(s) under the Loan Documents, by operation of law or otherwise,

(b) any modification or amendment of or supplement to this Agreement or any other Loan Document,

(c) any change in the corporate existence, structure or ownership of any Borrower, or any other Person, or any event of the type described in Section 8.1(e), (f) or (g) with respect to any Person,

(d) the existence of any claim, set-off or other rights any Guarantor may have at any time against any Borrower, the Administrative Agent, any other Lender Party or any other Person, whether in connection herewith or with any unrelated transactions,

(e) any invalidity or unenforceability relating to or against any Borrower, for any reason of any Loan Document, or any provision of Applicable Law purporting to prohibit the performance by any Borrower, of any of its obligations under the Loan Documents, or

(f) any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, any other Lender Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Borrower, or any Guarantor under the Loan Documents.

10.3. Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances. The obligations of the Guarantors hereunder shall remain in full force and effect until all of the payment obligations of each Borrower under the Loan Documents shall have been paid or otherwise performed in full and all of the Commitments shall have terminated, other than indemnification and other contingent obligations for which no claim has been asserted. If at any time any payment made under this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, recuperação judicial, recuperação extrajudicial, falência or similar event of any Borrower, any Guarantor or any other Person or otherwise, then the obligations of the Guarantors hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

10.4. Waiver. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the guarantee provided in this Article X and notice of any liability to which this guarantee may apply; (b) all notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Lender Party against any Borrower, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Borrower to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the obligations guaranteed hereby (including any Borrower) except any of the foregoing as may be expressly required hereunder; (c) any right to the enforcement, assertion or exercise by any Lender Party of any right, power, privilege or remedy conferred upon such Person under the Loan Documents or otherwise; (d) any requirement that any Lender Party exhaust any right, power, privilege or remedy, or mitigate any damages resulting from a default, under any Loan Document, or proceed to take any action against any Borrower or any other Person under or in respect of any Loan Document or otherwise; and (e) the benefit of Articles 333 (sole paragraph), 366, 821, 827, 829, 830, 834, 835, 837, 838, and 839 of the Brazilian Civil Code, and Articles 130 and 794 of the Brazilian Civil Procedure Code (or any successor law thereto).

10.5. Subrogation. Upon making a payment under this Article, the relevant Guarantor shall be subrogated to the rights of the payee against the relevant Borrower with respect to such obligation; provided that no Guarantor shall enforce any payment by way of subrogation, indemnity or otherwise, or exercise any other right, against the relevant Borrower (or otherwise benefit from any payment or other transfer arising from any such right) so long as any payment obligations (other than on-going but not yet incurred indemnity obligations) of the relevant Borrower remain unpaid and/or unsatisfied under the Loan Documents. In addition, any Debt of a Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the all payment obligations of such Borrower under the Loan Documents.

10.6. Stay of Acceleration. If acceleration of the time for payment of any amounts payable under the Loan Documents is stayed due to any event described in Section 8.1(e), (f) or (g), then all such amounts otherwise subject to acceleration under this Agreement shall nonetheless be payable by the Guarantors hereunder immediately upon demand by the Administrative Agent.

10.7. Luxembourg Guarantee Limitation. (a) Notwithstanding any provisions to the contrary in any other Loan Document, the maximum liability of any Obligor which is incorporated in Luxembourg (the “Luxembourg Obligor”) under the guarantee set out in this Article X for the obligations of any Obligor which is not a direct or indirect Subsidiary of that Luxembourg Obligor shall be limited to an amount not exceeding the greater of (without double counting):

(i) Ninety percent (90%) of that Luxembourg Obligor’s own funds (capitaux propres), as referred to in annex I to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings (the “Regulation”) as increased by the amount of any Subordinated Debt, each as reflected in that Luxembourg Obligor’s most recent financial statements available to the Lenders as at the date of this Agreement; or

(ii) Ninety percent (90%) of that Luxembourg Obligor’s own funds (capitaux propres), as referred to in the Regulation as increased by the amount of any Subordinated Debt, each as reflected in the that Luxembourg Obligor’s most recent financial statements available to the Lenders at the time the guarantee is called.

(b) The limitation in clause (a) above shall not apply to (i) any amounts borrowed by, or made available to, the applicable Luxembourg Obligor or any of its direct or indirect present or future Subsidiaries under any Loan Document (or any document entered into in connection therewith), and (ii) any amounts borrowed under any Loan Document and on-lent, or otherwise made available, directly or indirectly, to the applicable Luxembourg Obligor or any of its direct or indirect present or future Subsidiaries.

(c) For purposes of this Clause 10.7:

“Subordinated Debt” means any debt owed by any Obligor which is subordinated in right of payment (whether generally or specifically) to any claim of the Lenders under any of the Loan Documents.

Article XI
MISCELLANEOUS

11.1. Waiver. No failure on the part of the Administrative Agent or any other Lender Party or any of the Obligors to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any other remedies provided by Applicable Law.

11.2. Waiver of Security, Performance Bond, Etc. To the extent that any Obligor may be entitled to the benefit of any provision of Applicable Law requiring any Lender Party in any suit, action or proceeding brought in a court of Brazil, The Netherlands, Luxembourg or other jurisdiction arising out of or in connection with this Agreement, the Loans, any of the other Loan Documents or any of the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty or to take any similar action, each of the Obligors hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Brazil, The Netherlands, Luxembourg or any such other jurisdiction.

11.3. Notices. (a) All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests, consents or demands under, this Agreement or any other Loan Document) shall be given or made in writing (including by email) delivered to the intended recipient as follows:

If to the Borrowers or the Guarantors

JBS S.A.
Av. Marginal Direita do Tietê
05118-100 – São Paulo - SP
Brazil

Attention: Leandro Soares Ranieri / Eduardo Maciel
Tel: +55 (11) 3144 3658
Email: leandro.ranieri@jbs.com.br / eduardo.maciel@jbsfriboi.com.br

If to the Administrative Agent

Mizuho Bank, Ltd.

1271 Avenue of the Americas

New York, NY, 10020

Attention: Sophia White-Larmond / Hikaru Morita

Tel.: 201-626-9134 / 212-282-3615

Fax: 201-626-9941

Email: sophia.white-larmond@mizuhocbus.com / hikaru.morita@mizuhogroup.com

Group Email: LAU_Agent@mizuhogroup.com

If to any Lender	To its address for notices specified on Schedule 2 to this Agreement

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (i) upon delivery, if delivered by hand to the addresses provided in this Section 11.3; (ii) upon receipt in legible form if delivered by email to the address provided herein; or (iii) five (5) Business Days after the date of deposit in the courier agency if delivered by reputable courier, return receipt requested, postage prepaid. Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Administrative Agent).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF ANY OBLIGOR UNDER THIS AGREEMENT OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM SUCH MATERIALS AND/OR INFORMATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH SUCH MATERIALS AND/OR INFORMATION OR THE PLATFORM. In no event shall the Administrative Agent have any liability to any Obligor, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Obligor’s or the Administrative Agent’s transmission of materials and/or information through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent; provided, however, that in no event shall the Administrative Agent have any liability to the Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Any agreement herein of the Administrative Agent and Lenders to receive certain notices by telephone, facsimile or other unsigned method is solely for the convenience and at the request of the Obligors. The Administrative Agent and Lenders shall (absent gross negligence or bad faith, as determined by a court of competent jurisdiction by a final and non-appealable judgment) be entitled to rely upon the authority of any Person purporting to be authorized by the Obligors to give any such notice and the Administrative Agent and Lenders shall not have any liability to the Obligors or any other Person on account of any action taken or not taken by the Administrative Agent and/or Lenders in reliance upon any such notice.

11.4. Expenses; Indemnity. (a) Whether or not the transactions contemplated hereby are consummated, the Obligors hereby agree, on a joint and several basis, to pay or reimburse from time to time upon request: (i) the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of Hughes Hubbard & Reed LLP, New York counsel to the Administrative Agent, Machado Meyer Sendacz e Opice Advogados, Brazilian counsel to the Administrative Agent, NautaDutilh New York P.C., Dutch counsel to the Administrative Agent and of Stibbe Avocats, Luxembourg counsel to the Administrative Agent, subject to any limitations with respect thereto agreed upon by the Obligors, and printing, reproduction, document production and delivery, communication, travel and due diligence costs, including those of any consultant employed in connection therewith) in connection with the negotiation, preparation, review, translation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments prepared in connection herewith or in anticipation hereof, (ii) the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel (subject to limitations to be agreed by the Administrative Agent and the Obligors prior to the commencement of work by the external legal counsel)) in connection with the administration of this Agreement; (iii) the Administrative Agent and each of the Lenders for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel (subject to limitations to be agreed by the Administrative Agent, the Lenders and the Obligors prior to the commencement of work by the external legal counsel)) in connection with the negotiation or preparation of any modification, amendment, supplement or waiver of any of the terms of this Agreement and the other Loan Documents (whether or not consummated); and (iv) for all of its out-of-pocket costs and expenses (including the fees and expenses of legal counsel) in connection with the protection of their respective rights under any of the Loan Documents or in connection with the Loans hereunder, in connection with any workout, restructuring or negotiations in respect thereof and any enforcement or collection proceedings resulting from the occurrence of an Event of Default (whether through negotiations, legal proceedings or otherwise).

(b) The Obligors hereby agree, on a joint and several basis, to indemnify each Lender Party and its respective Affiliates, directors, officers, employees, representatives and attorneys (each an “indemnified person”) from, and hold each of them harmless against, any and all losses, liabilities, obligations, penalties, actions, judgments, suits, costs, claims, damages, disbursements or reasonable and documented expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation, arbitration or other proceeding (whether or not the indemnified person is a party thereto) (including any threatened investigation, litigation, arbitration or other proceeding) relating to the Loan Documents and/or the use or proposed use by the Borrowers of the proceeds of the Loans or the consummation of any transactions contemplated herein or in any other Loan Document, including the reasonable and documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any Taxes other than Taxes that represent such losses, liabilities, claims, damages or expenses incurred with respect to non-Tax claims) or by reason of the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, non-appealable judgment by a court of competent jurisdiction). In no event shall any Obligor or any Lender Party be liable to any Person for any punitive, special, indirect or consequential damages in connection with any of the Loan Documents, except that the Obligors shall indemnify the Lender Parties for any punitive, special, indirect or consequential damages which are incurred by any Lender Party in connection with any third-party judgment imposed on such Lender Party in accordance with the immediately preceding sentence.

(c) To the extent that any undertaking in clause (b) may be unenforceable because it is violative of any Applicable Law or public policy, the Obligors shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertaking.

(d) All amounts paid and costs incurred by any Lender Party in respect to any matter payable or indemnifiable under this Section shall, if not so paid or reimbursed by the Obligors before the date that is forty-five (45) days after the date on which the Obligors were requested to make such payment, be an Event of Default and bear interest from the date of such request at the Default Rate. The provisions of, and the obligations of the Obligors under, this Section 11.4 shall survive the termination of this Agreement.

11.5. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, that, except as provided in Section 7.10, none of the Obligors may assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lenders.

11.6. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and (except as specifically provided therein) any other Loan Document may be modified or supplemented only in a writing signed by the applicable Obligor(s) and the Majority Lenders (or the Administrative Agent upon the instruction of the Majority Lenders), and any provision of this Agreement and (except as specifically provided therein) any other Loan Document may be waived by the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders of any Loans adversely affected thereby (collectively, the “Affected Lenders”): (i) increase, extend the term of or reinstate the Commitments, (ii) extend the date fixed (or change the currency) for the payment of principal of or interest on any Loans or any fee payable to the Lenders under the Loan Documents, (iii) reduce the amount of any payment of principal or any amount payable by any Obligor under any Loan Document, (iv) reduce the rate at which interest is payable thereon or any fee is payable to the Lenders under the Loan Documents (it being understood that a simple majority of the Affected Lenders may waive or amend any payment of additional interest payable through the Default Rate); (b) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders: (i) alter the terms of Section 3.5(b), 3.6 or 3.9(b) or the terms of this Section 11.6 (or otherwise alter the pro rata treatment of the Lenders), (ii) release any Obligor from any payment obligation or indemnity under any Loan Document or any Guarantor from its guarantee hereunder (other than in connection with any release of any Obligor as a result of a transaction permitted by Section 7.10), or (iii) modify the definition of the term “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights under the Loan Documents or to modify any provision thereof; (c) any modification or supplement of Article IX, or of any of the rights or duties of the Administrative Agent under the Loan Documents, shall also require the consent of the Administrative Agent; (d) any modifications, supplements or waivers of the Fee Letter(s) shall be entered into solely by the parties thereto (it being understood that no other Person shall have any rights with respect thereto, including to receive a copy thereof); and (e) notwithstanding any other provision herein, without the consent of any Lenders, amendments may be made to any Loan Document to (i) reflect a merger, amalgamation, consolidation, sale, spin-off, transfer, lease or other disposition of Property in accordance with Section 7.10 and (ii) add any representations, covenants, other obligations or defaults of any Obligor thereunder unless such additional provision could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary contained herein, each Lender agrees that neither the consent of the Majority Lenders nor any Lender individually shall be required in connection with the execution of a Facility Increase Amendment to implement the amendments contemplated therein.

No Obligor (nor any other Person on their behalf) shall directly or indirectly pay or cause to be paid any remuneration in any manner whatsoever to any Lender as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the Loan Documents unless such remuneration is concurrently paid ratably to each Lender even if any such Lender is not required to or did not consent to such waiver or amendment.

11.7. Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Lender Parties and their permitted successors and assigns and the indemnified persons (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

11.8. Assignments and Participations; Designation of Applicable Lending Office. (a) Each Lender may, in accordance with Applicable Law and this Section 11.8, assign its Loans and/or its Commitment or any portion thereof to any other Person by execution of an Assignment Agreement; provided that:

(i) any such partial assignment (other than to another Lender) shall be in an amount at least equal to U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof (or, if less, all of such Lender’s remaining Loans or Commitment hereunder) and shall be of an equal portion of its Commitment and its Loans,

(ii) upon each such assignment, the assignor and assignee shall deliver an Assignment Agreement to the Administrative Agent,

(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire,

(iv) each such assignment shall be to an Eligible Assignee, and

(v) so long as no Default or Event of Default is continuing, the Borrowers have provided their written consent to such assignment (such consent not to be unreasonably withheld, and to be deemed given if not received or declined within ten (10) Business Days after written request therefor); provided that no such consent shall be required for any assignment by any Lender to its Affiliate that is an Eligible Assignee or any other Lender.

(b) Upon the effective date of the assignment to be effected by an Assignment Agreement and registration thereof in the Register pursuant to Section 11.8(d), the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment (or portion thereof) assigned to it and specified in such Assignment Agreement (in addition to the Commitment, if any, theretofore held by such assignee), and the assigning Lender shall, to the extent of such assignment of its Commitment, be released from the Commitment (or portion thereof) so assigned. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) payment by the assigning or assignee Lender to the Administrative Agent of an assignment fee of U.S.$5,000, the Administrative Agent shall: (A) promptly accept such Assignment Agreement and (B) on the effective date determined pursuant thereto record such assignment in the Register and give notice of such acceptance and recordation to the assigning Lender, its assignee and the Obligors. Notwithstanding anything to the contrary contained herein, the Obligors shall not be obligated to pay to any Lender any amount under Sections 4.1 or 4.6 that is greater than the amount that the Obligors would have been obligated to pay such Lender’s assignor if such assigning Lender had not assigned to such Lender any of its rights under this Agreement, unless at the time such assignment is made: (1)  the circumstances giving rise to such greater payments did not exist or (2) the Borrowers consents to such greater obligation. Notwithstanding the foregoing, no such assignment shall be allowed if the assignor thereof (if it is assigning less than all of its Loans) would, after such assignment, have less than U.S.$1,000,000 in Loans (such amount to be reduced on a pro rata basis upon the receipt of any payment of principal on the Loans) or Commitments. Any assignment in contravention of the provisions of this clause shall be null and void ab initio.

(c) The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. All payments under the Loan Documents in respect of principal or interest shall be made to the appropriate Person named in the Register. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) A Lender may assign its Loans and its rights and obligations hereunder only by complying with the terms of this Agreement. No such assignment shall be effected until, and such assignee shall succeed to the rights of a holder only upon, final acceptance and registration of the assignment by the Administrative Agent in the Register. Prior to the registration of any assignment of Loans by a holder as provided herein, the Administrative Agent may treat the Person in whose name the Lenders are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(e) If any Lender assigns all or a part of its Commitment and/or Loans and its rights and obligations hereunder to any other Person pursuant to the provisions hereof, the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Commitment and Loans, and the assignee shall be a party hereto and, to the extent that Commitment and Loans and such other rights and obligations hereunder have been assigned, shall acquire such Commitment and Loans and other rights and obligations of a Lender hereunder and under the other Loan Documents, and this Agreement shall be deemed to be amended to the extent necessary to reflect the transfer and assignment of such rights and obligations and the addition of such assignee, and any reference to the assigning Lender in this Agreement or the other Loan Documents shall thereafter refer to such Lender and to such assignee to the extent of their respective interests.

(f) A Lender may, in accordance with Applicable Law, sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of the Loans held by it, or in its Commitment; provided that such Participant shall not have any rights or obligations under this Agreement (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable to any Lender under Section 4.1 or Section 4.6 in respect of the Loans held by it, or its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan or Commitment and as if such Lender were funding such Loans or Commitment in the same way that it is funding the portion of such Loans or Commitment in which no participations have been sold (or if all of its Loans or Commitment has been so participated, in the same way that it was funding such Loans or Commitment at the time of such participation). In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it shall not, without the consent of the Participant, agree to anything requiring the vote of Affected Lenders (if the Lender selling the participation is an Affected Lender) and/or 100% of the applicable Lenders hereunder.

(g) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may (without notice or consent of the Administrative Agent or any other Person and without payment of any fee) assign and pledge all or any portion of its Loans to any U.S. Federal Reserve Bank (or other central banking authority) as collateral security pursuant to Regulation A of the Board of Governors of the U.S. Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Obligors furnished to such Lender by or on behalf of any Obligor; provided that, before any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Obligors received by it from such Lender on the terms set forth in Section 11.21.

(i) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower(s), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(j) Each Lender or Eligible Assignee shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated under this Agreement. The Administrative Agent is not obliged to effect such assignment until it is satisfied that all checks are satisfied.

11.9. Survival. The indemnification and cost reimbursement obligations of the Obligors under this Agreement and of the Lender under Section 9.5 and the automatic reinstatement of the guarantee provided by the Guarantors under Section 10.3 shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made, by any Obligor herein or pursuant hereto shall survive the making of such representation and warranty.

11.10. Captions. The table of contents and captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

11.11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties hereto shall be retained by the Administrative Agent.

11.12. Governing Law. This Agreement and the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York (not including such state’s conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law). For the purposes of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942, Article 78 of the Brazilian Civil Code, and for no other purpose whatsoever, the transactions contemplated hereby have been proposed by the Administrative Agent or the Sole Lead Arranger and Bookrunner listed on the first page hereof.

11.13. Jurisdiction, Service of Process and Venue. (a) Any legal action or proceeding by or against any party hereto or with respect to or arising out of this Agreement or any other Loan Document (unless expressly provided differently in such other Loan Document) may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York (in each case sitting in the Borough of Manhattan); provided that any suit seeking enforcement against any Obligor’s property may be brought, at the Majority Lenders’ option, in the courts of any jurisdiction where such property may be found. By execution and delivery of this Agreement, each Obligor accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts (and courts of appeal therefrom) for legal proceedings arising out of or in connection with this Agreement and the other Loan Documents. Each of the Obligors irrevocably consents to the appointment of the Process Agent as its agent to receive service of process (with respect to all of the Loan Documents and all other related agreements to which it is a party) in New York, New York.

(b) Each Obligor hereby irrevocably appoints JBS USA Food Company (the “Process Agent”), with an office on the date hereof at 1770 Promontory Circle, Greeley, Colorado 80634, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon (for purposes of Brazilian law, in accordance with Article 653 of the Brazilian Civil Code). Such appointment shall be irrevocable until the final payment of all amounts payable under this Agreement and the other Loan Documents, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then the Obligor (as applicable) shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Administrative Agent. Each Obligor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this clause in full force and effect and to cause the Process Agent to act as such.

(c) Nothing herein shall in any way be deemed to limit the ability of any Lender Party to serve any process or summons in any manner permitted by Applicable Law or to obtain jurisdiction over any Person in such other jurisdictions, including but not limited to Brazil, The Netherlands or Luxembourg, and in such manner, as may be permitted by Applicable Law.

(d) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents brought in or removed to New York City (and courts of appeals therefrom) and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced by suit upon judgment in any court in any jurisdiction to which the applicable Person is or may be subject.

(e) Each Obligor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Loan Document(s) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by such Obligor relating in any way to this Agreement and/or the other Loan Documents, whether or not commenced earlier.

11.14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THE LOAN DOCUMENTS OR ANY PROVISION THEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

11.15. Waiver of Immunity; Other Waivers. (a) To the extent that any Obligor may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment before judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

(b) Each Obligor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Loan Document(s) should be dismissed or stayed for failure to join a necessary or required party.

11.16. Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Obligors under this Agreement and the other Loan Documents to each Lender Party to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the payee may in accordance with normal banking procedures purchase Dollars in the amount originally due to the payee with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the “judgment currency”), then the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the payee could purchase such Dollars at New York, New York with the judgment currency on the Business Day preceding the day on which such judgment is rendered. The obligations of the Obligors in respect of any such sum due from it to the payee hereunder (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each of the Obligors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred. If the amount of Dollars so purchased and transferred to the Entitled Person exceeds the amount originally due to such Entitled Person, then such Entitled Person shall transfer, or caused to be transferred, to the applicable Borrower(s) the amount of such excess.

11.17. Use of English Language. This Agreement has been negotiated and executed in the English language. Except as specified otherwise herein: (a) all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan Documents (including any modifications or supplements hereto or thereto) shall be in the English language, or accompanied by an English translation thereof, and (b) in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement (absent manifest error) control the meaning of the matters set forth therein.

11.18. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.19. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

11.20. No Fiduciary Relationship or Partnership. Each of the Obligors acknowledges that neither the Administrative Agent nor any other Lender Party has any fiduciary relationship with, or fiduciary duty to, any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the other Lender Parties, on the one hand, and the Obligors, on the other, in connection herewith or therewith is solely that of debtor and creditor. Each of the Obligors acknowledges that the Administrative Agent and each Lender are engaged in a wide range of financial services and businesses and that they may now have or may in the future have interests or take actions that may conflict with the Obligors’ interests. This Agreement does not create a joint venture among the parties. The parties hereto intend that the relationship among them shall be solely that of creditor and debtor. Nothing contained in this Agreement or any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Lender, on the one hand, and any other Lender, any Obligor or any other Person, on the other hand. No Lender Party shall in any way be responsible or liable for the debts, losses, obligations or duties of the Obligors or any other Person other than itself.

11.21. Confidentiality. Each Lender Party agrees to hold all Confidential Information obtained pursuant to the Loan Documents or the transactions contemplated hereby in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices; provided that nothing herein shall prevent any Lender from disclosing such information: (a) to any Affiliate of such Lender Party, any other Lender or the Administrative Agent in connection with the Loan Documents and the transactions contemplated thereby, (b) upon the order of any court or administrative agency or otherwise to the extent required by Applicable Law, (c) to bank examiners or upon the request or demand of any other regulatory or self-regulatory agency or authority, (d) that had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or Lender prohibited by this Agreement, (e) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent (in each case, including to any of their respective employees, counsel, representatives or other agents) is a party, or in connection with the enforcement of any right or the exercise of any remedy hereunder or under the other Loan Documents, (f) to such Lender’s or the Administrative Agent’s legal counsel and independent auditors and accountants, (g) that was in such Lender’s or the Administrative Agent’s possession free of any obligation of confidence at the time of its receipt of such information, (h) that is developed by such Lender or the Administrative Agent independently of and without reference to any confidential information, (i) that is identified by the Obligors as no longer to be considered “Confidential Information”, (j) to any actual or proposed participant or assignee; provided that any actual or proposed participant or assignee has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 11.21, and (k) to any actual or prospective counterparty (and its advisors and brokers) to any securitization, swap, credit insurance or reinsurance, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations hereunder, this Agreement or payments hereunder transaction relating to any Obligor and the Loan Documents; provided that any actual or proposed counterparty (and its advisors and brokers) has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 11.21; provided further that each Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as provided herein.

The terms contained in the Loan Documents are confidential and, except for disclosure to the various parties thereto, their respective shareholders and such Persons’ board of directors (or similar body), officers, employees or professional advisors retained in connection with the transaction contemplated hereby, or as may be required by Applicable Law, may not be disclosed in whole or in part by any Obligor to any other Person without the prior written consent of the Administrative Agent.

11.22. Payments Set Aside. If any Obligor (or any Person on its behalf) makes a payment to any Lender Party, or any Lender Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof subsequently are invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender Party in its discretion) to be repaid to such Obligor (or such Person), a trustee, administrator, receiver or any other Person in connection with any insolvency proceeding or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent from whom it (or any related Lender Party) received any such amounts upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

11.23. Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed and of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request, including properly executed tax withholding forms.

11.24. USA PATRIOT Act Notice. Each Lender subject to the requirements of the Patriot Act, and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other reasonable information that will allow such Lender, or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.

11.25. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.26. Electronic Execution; Electronic Records. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

11.27. Dutch Attorney. If a Dutch Obligor is represented by an attorney in connection with the signing and/or execution of this Agreement and the other Loan Documents or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of their authority shall be governed by the laws of the Netherlands.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

JBS S.A.,
as Borrower

By:	/s/ Eduardo Maciel
	Name:	Eduardo Maciel
	Title:	Director Financiero

By:	/s/ Pablo Costa
	Name:	Pablo Costa
	Title:	illegible

Witnesses:

1.	/s/ Rafael Annoni Lance	2.	/s/ illegible
Name: Rafael Annoni Lance		Name: illegible
ID#: 43.943.007		ID#: 19447730
CPF: 394.497.43800		CPF: 08697734886

Signature Page to JBS Revolving Credit Facility Agreement (2022)

JBS INVESTMENTS LUXEMBOURG S.À R.L., as Borrower

By:	/s/ Lucas Carracedo
	Name:	Lucas Carracedo
	Title:	Attorney

Signature Page to JBS Revolving Credit Facility Agreement (2022)

SEARA ALIMENTOS LTDA., as Borrower

By:	/s/ Eduardo Maciel
Name: Eduardo Maciel
Title: Director Financiero

By:	/s/ Pablo Costa
Name: Pablo Costa
Title: illegible

Witnesses:

1.	/s/ Rafael Annoni Lance	2.	/s/ illegible
Name: Rafael Annoni Lance		Name: illegible
ID#: 43.943.007		ID#: 19447730
CPF: 394.497.43800		CPF: 08697734886

Signature Page to JBS Revolving Credit Facility Agreement (2022)

SEARA MEATS B.V., as Borrower

By:	/s/ Juliano da S. Jubileu
Name: Juliano da S. Jubileu
Title: Authorized Signatory

By:	/s/ Giovani H. Soares
Name: Giovani H. Soares
Title: Authorized Signatory

Signature Page to JBS Revolving Credit Facility Agreement (2022)

MIZUHO BANK, LTD.,
as Administrative Agent

By:	/s/ Thomas McCullough
	Name:	Thomas McCullough
	Title:	Executive Director

Signature Page to JBS Revolving Credit Facility Agreement (2022)

bank of montreal,
as Lender

By:	/s/ Paul Harris
Name: Paul Harris
Title: Managing Director

Signature Page to JBS Revolving Credit Facility Agreement (2022)

First abu dhabi bank pjsc,
as Lender

By:	/s/ Zaryaan Ahmed
Name: Zaryaan Ahmed
Title: Executive Director – Loan Syndicate & Distributions

By:	/s/ Moataz Khalil
Name: Moataz Khalil
Title: MD & Global Head of Diversified industries Group

Signature Page to JBS Revolving Credit Facility Agreement (2022)

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, PANAMA BRANCH,
as Lender

By:	/s/ Wan Wu
Name: Wan Wu
Title: General Manager

Signature Page to JBS Revolving Credit Facility Agreement (2022)

mizuho bank, ltd.,
as Lender

By:	/s/ Thomas McCullough
Name: Thomas McCullough
Title: Executive Director

Signature Page to JBS Revolving Credit Facility Agreement (2022)

royal bank of canada,
as Lender

By:	/s. John Flores
Name: John Flores
Title: Authorized Signatory

Signature Page to JBS Revolving Credit Facility Agreement (2022)

SCHEDULE 1
to Revolving Credit Agreement

LENDERS AND COMMITMENTS

Lender	Commitment
First Abu Dhabi Bank PJSC	U.S.$	100,000,000.00
Industrial and Commercial Bank of China Limited, Panama Branch	U.S.$	100,000,000.00
Mizuho Bank, Ltd.	U.S.$	100,000,000.00
Royal Bank of Canada	U.S.$	100,000,000.00
Bank of Montreal	U.S.$	50,000,000.00
TOTAL COMMITMENTS	U.S.$	450,000,000.00

Revolving Credit Agreement
Schedule 1

Schedule 2
to Revolving Credit Agreement

ADDRESSES FOR NOTICES

Revolving Credit Agreement
Schedule 2

Lender	Address
First Abu Dhabi Bank PJSC, as Lender

Primary Credit Contact and Disclosure Contact:

First Abu Dhabi Bank

Rua Iaia 77, cj. 32

Itaim Bibi

São Paulo, SP, Brazil

CEP 04542-060

Attn: Angela Martins / Rodrigo Chiavelli / Satish Singh

Tel.: +55 11 3386 4420 / +55 11 3386 4425 / +971 2 305 3606

E-mail: angela.martins@bankfab.com / rodrigo.chiavelli@bankfab.com / satish.singh@bankfab.com

Secondary Credit Contact:

First Abu Dhabi Bank

fab Building, 4th Floor

Khalifa Business Park

Al Qurm District

P.O. Box 6316

Abu Dhabi, UAE

Attn: GCF – Loan Portfolio Management

Tel.: +971 2 692 0376

E-mail: LPM@bankfab.com /

Primary Operations Contact:

First Abu Dhabi Bank

fab Building, 4th Floor

Khalifa Business Park

Al Qurm District

Attn: Nabeel Ansari / Sayed Jawad

Tel.: +971 2 611 1090 / +971 2 305 4080

E-mail: nabeel.ansari@bankfab.com / sayed.jawad@bankfab.com / laufab@bankfab.com

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, PANAMA BRANCH, as Lender

MMG Tower, 20th Floor

Paseo del Mar Avenue, Costa del Este

Panama City, Panama

Attn: Lyu Xiaoqian / Ding Yongli

Tel.: +507 320-5953 / +507 320-5951

E-mail: xiaoqian.lyu@pa.icbc.com.cn / yongli.ding@pa.icbc.com.cn

Revolving Credit Agreement
Schedule 2

2

MizUHO BANK, LTD., as Lender	Mizuho Bank
1271 Avenue of The Americas
New York, NY 10020

Attn: Luis Baltodano
Tel.: 212-282-4362
E-mail: luis.baltodano@mizuhogroup.com

Revolving Credit Agreement
Schedule 2

3

royal bank of canada, as Lender	Three World Financial Center
200 Vesey Street
New York, NY 10281-8098

Attn: Cindy Sau / Joey Leung
Tel.: 416-974-5228
E-mail: RBCNewYorkGLA1@rbc.com / cindy.sau@rbccm.com

Revolving Credit Agreement
Schedule 2

4

bank of montreal, as Lender	For Borrowings out of Chicago, USA:

Bank of Montreal, Chicago Branch
115 S LaSalle Street
Chicago, IL 60603

Attn: Phaedra Elam / Kathleen Doyle
Fax: 312-461-5955
E-mail: kathleen.doyle@bmo.com

For Borrowings out of London, UK:

For Credit Aspects:

Bank of Montreal, London Branch
100 Liverpool Street
London, EC3M 2AT
United Kingdom

Attn: Richard Pittam
Tel.: +44 20 7664 8173
E-mail: richard.pittam@bmo.com

For Operations Aspects:

Bank of Montreal, London Branch
250 Yonge Street, 11th Floor
Toronto, Ontario
Canada M5B 2L7

Attn: Heather Sinclair / Dulce Simoes
Tel.: +1 (416) 598-6761 / +1 (416) 598-6775
Fax: +1 (416) 598-6006
E-mail: heather.sinclair@bmo.com /
dulce.simoes@bmo.com /
bmocclo.londonteam@bmo.com

Revolving Credit Agreement
Schedule 2

5

EXHIBIT A
to the Revolving Credit Agreement

FORM OF NOTICE OF BORROWING

Date:	_______ __, 201_

To:	Mizuho Bank, Ltd., as the Administrative Agent under the JBS 2022 Revolving Credit Facility Agreement, dated as of August 5, 2022 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among JBS S.A. (“JBS”), JBS Investments Luxembourg S.À R.L. (“JBS Lux”), SEARA Meats B.V. (“Seara Meats”), and Seara Alimentos Ltda. (“Seara”), as Borrowers, JBS, JBS Lux, Seara Meats and Seara, as guarantors (the “Guarantors”), the other lenders party thereto, and Mizuho Bank, Ltd., as the Administrative Agent.

Ladies and Gentlemen:

The undersigned refers to the Revolving Credit Agreement (terms defined therein being used herein as therein defined) and, pursuant to Section 2.3 of the Revolving Credit Agreement, hereby gives you irrevocable notice of the borrowing (the “Proposed Borrowing”) specified below:

(a) The Business Day of the Proposed Borrowing is _______ __, 20__.

(b) The Interest Periods of the Proposed Borrowing shall consist of [one (1) month/ three (3) months/ six (6) months].

(c) The aggregate principal amount of the Proposed Borrowing is $_______________.

We certify that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, both before and after giving effect to the Loans and to the application of the proceeds therefrom:

(i) the representations and warranties contained in Article IV of the Revolving Credit Agreement are true in all material respects as though made on and as of this date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), giving effect to the Proposed Borrowing and to the application of the proceeds thereof;

(ii) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or the application of the proceeds thereof; and

(iii) the proceeds of the Proposed Borrowing will be applied as follows (following the funding the payment of all fees and expenses payable as required by the Revolving Credit Agreement):

[PROVIDE ACCOUNT DETAILS]

Revolving Credit Agreement
Exhibit A

A-1

IN WITNESS WHEREOF, the undersigned have caused this Notice of Borrowing to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[_____________],
as Borrower

By:
Name:
Title:

By:
Name:
Title:

Revolving Credit Agreement
Exhibit A

A-2

EXHIBIT B
to the Revolving Credit Agreement

FORM OF ASSIGNMENT AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Agreement”) dated as of ___________, ____ is made between ____________ (the “Assignor”) and ____________ (the “Assignee”).

RECITALS

The Assignor is a party to the JBS Revolving Credit Facility Agreement, dated as of August 5, 2022 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among JBS S.A. (“JBS”), JBS Investments Luxembourg S.À R.L. (“JBS Lux”), SEARA Meats B.V. (“Seara Meats”), and Seara Alimentos Ltda. (“Seara”), as Borrowers, JBS, JBS Lux, Seara Meats and Seara, as guarantors (the “Guarantors”), the Lenders as defined therein (including the Assignor, the “Lenders”), and Mizuho Bank, Ltd., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Revolving Credit Agreement.

The Assignor wishes to assign to the Assignee [a portion][all] of the rights and obligations of the Assignor under the Revolving Credit Agreement in respect of its Loans, its Commitment and the other rights and obligations of the Assignor in connection therewith, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Assignment and Acceptance. (a) Subject to the terms and conditions of this Agreement: (i) the Assignor hereby sells, transfers and assigns to the Assignee; and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement), $_______ of the Assignor’s [Commitment/Loan], and all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Revolving Credit Agreement (all of the foregoing being herein called the “Assigned Rights and Obligations”).

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Revolving Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Revolving Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification to the Administrative Agent. The Assignee agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Revolving Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from its obligations under the Revolving Credit Agreement to the extent that such obligations have been assumed by the Assignee; provided that the Assignor shall not relinquish its rights under Article IV or Section 11.4 of the Revolving Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time before the Effective Date.

Revolving Credit Agreement
Exhibit B

Section 2. Payments. (a) As consideration for the sale, transfer and assignment contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount [equal to $__________, representing the principal amount of all outstanding and funded Loans and accrued interest thereon included within the Assigned Rights and Obligations][set forth in a separate agreement between the Assignor and the Assignee].

(b) The [Assignor][Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.8(b) of the Revolving Credit Agreement.

Section 3. Reallocation of Payments. Any interest, fees and other payments accrued with respect to the Assigned Rights and Obligations: (a) prior to the Effective Date, shall be for the account of the Assignor, and (b) on and after the Effective Date, shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it shall hold in trust for the other party any interest, fees and other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.

Section 4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Revolving Credit Agreement, the Schedules and Exhibits thereto and the other Loan Documents (other than the Fee Letter(s)), together with copies of the most recent financial statements of JBS (as defined in the Revolving Credit Agreement), and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement, and (b) agrees that it shall, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender Party and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Documents.

Section 5. Effective Date; Notices (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be __________, ____ (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Agreement shall be executed and delivered by the Assignor and the Assignee,

(ii) [the consent of the Borrowers shall have been duly obtained and shall be in full force and effect as of the Effective Date] 1,

[1]	To be included if Borrower’s consent is required pursuant to Section 11.8.

Revolving Credit Agreement
Exhibit B

(iii) Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement (confirmation of which shall be informed to the Administrative Agent by the Assignor),

(iv) the processing fee referred to in Section 2(b) shall have been paid to the Administrative Agent, and

(v) if the Assignee is not already a Lender, the Assignee shall have delivered an Administrative Questionnaire to the Administrative Agent.

(b) Promptly after the execution of this Agreement, the Assignor shall deliver to the Borrowers and the Administrative Agent, for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

[Section 6. Administrative Agent. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as the Administrative Agent under the Loan Documents.]

Section 7. Representations and Warranties. (a) The Assignor represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Rights and Obligations, which are free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Revolving Credit Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Revolving Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Credit Agreement, the other Loan Documents or any other document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Obligor or any other Person, or the performance or observance by any Obligor or any other Person of any of its obligations under the Revolving Credit Agreement, any other Loan Document or any other document furnished in connection therewith.

Revolving Credit Agreement
Exhibit B

(c) The Assignee represents and warrants that: (i) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Revolving Credit Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity; and (iv) it is not an Obligor or any Affiliate thereof.

Section 8. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other documents, and take such other action, as either party or the Administrative Agent reasonably may request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents the Administrative Agent that may be required in connection with the assignment and assumption contemplated hereby.

Section 9. Miscellaneous. (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the Assignor, the Assignee and the Administrative Agent. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee each shall pay its own costs and expenses (including attorney costs) incurred in connection with the negotiation, preparation, execution and performance of this Agreement and related documents.

(d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any state or Federal court sitting in the Borough of Manhattan, New York City, New York over any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court (and courts of appeal therefrom). Each party to this Agreement hereby irrevocably waives any objection, including any objection to the laying of venue or based upon the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any action or proceeding in such courts in respect of this Agreement.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN). THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

Revolving Credit Agreement
Exhibit B

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR],
as the Assignor

By:
Name:
Title:

[ASSIGNEE],
as the Assignee

By:
Name:
Title:

Address:

Attn:

Revolving Credit Agreement
Exhibit B

SCHEDULE 1
to Assignment Agreement

NOTICE OF ASSIGNMENT AND ACCEPTANCE

_______________, ____

Mizuho Bank, Ltd.

1271 Avenue of the Americas

New York, NY, 10020

Attention: Sophia White-Larmond / Hikaru Morita

Tel.: 201-626-9134 / 212-282-3615

Fax: 201-626-9941

Email: sophia.white-larmond@mizuhocbus.com / hikaru.morita@mizuhogroup.com

Group Email: LAU_Agent@mizuhogroup.com

JBS S.A.,

JBS Investments Luxembourg S.À R.L.,

SEARA Meats B.V.,

Seara Alimentos Ltda.,

as Borrowers

Av. Marginal Direita do Tietê
05118-100 – São Paulo - SP
Brazil
Attention: Leandro Soares Ranieri / Eduardo Maciel

Ladies and Gentlemen:

We refer to the JBS Revolving Credit Facility Agreement, dated as of August 5, 2022 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among JBS S.A. (“JBS”), JBS Investments Luxembourg S.À R.L. (“JBS Lux”), SEARA Meats B.V. (“Seara Meats”), and Seara Alimentos Ltda. (“Seara”), as Borrowers, JBS, JBS Lux, Seara Meats and Seara, as guarantors (the “Guarantors”), the Lenders as defined therein (including the Assignor, the “Lenders”), and Mizuho Bank, Ltd., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Revolving Credit Agreement.

(a) We hereby give you notice of, and request your consent to, the assignment by __________________ (the “Assignor”) to _______________ (the “Assignee”) of [all][a portion] of the right, title and interest of the Assignor in and to the Revolving Credit Agreement (including [all][a portion] of the right, title and interest of the Assignor in and to the Assignor’s [Commitment/Loan] pursuant to the Assignment Agreement attached hereto (the “Assignment Agreement”)). After giving effect to such assignment (assuming no repayments after ________, ____), the principal amount of the Assignee’s [Commitment/Loan] will be $_________.

Revolving Credit Agreement
Exhibit B

(b) The Assignee agrees that, upon the satisfaction of the conditions of effectiveness of the assignment to be effected by the Assignment Agreement, the Assignee shall be bound by the terms of the Revolving Credit Agreement as fully and to the same extent as if it were the Lender originally holding such interest in the Revolving Credit Agreement.

(c) An Administrative Questionnaire for the Assignee is attached hereto.

(d) Each of you is entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment Agreement.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[ASSIGNOR],

By:
Name:
Title:

[ASSIGNEE],

By:
Name:
Title:

Revolving Credit Agreement
Exhibit B

ASSIGNMENT AND ACCEPTANCE
CONSENTED TO:

JBS S.A.,
JBS INVESTMENTS LUXEMBOURG S.À R.L.,
SEARA MEATS B.V.,
SEARA ALIMENTOS LTDA.,
as Guarantors

By:
Name:
Title:

By:
Name:
Title:

cc: Mizuho Bank, Ltd., as Administrative Agent

Revolving Credit Agreement
Exhibit B

EXHIBIT C
to the Revolving Credit Agreement

FORM OF NOTICE OF PREPAYMENT

Date:	___________, 20__

To:	Mizuho Bank, Ltd., as the Administrative Agent under the JBS Revolving Credit Facility Agreement, dated as of August 5, 2022 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among JBS S.A. (“JBS”), JBS Investments Luxembourg S.À R.L. (“JBS Lux”), SEARA Meats B.V. (“Seara Meats”), and Seara Alimentos Ltda. (“Seara”), as Borrowers, JBS, JBS Lux, Seara Meats and Seara, as guarantors, the Lenders as defined therein, and Mizuho Bank, Ltd., as the Administrative Agent.

Ladies and Gentlemen:

The undersigned refers to the Revolving Credit Agreement (terms defined therein being used herein as therein defined) and, pursuant to Section 3.3 of the Revolving Credit Facility Agreement, hereby gives you irrevocable notice of prepayment (the “Prepayment”) specified below:

(a) The Business Day of the Prepayment is ___________, 20__.

(b) The aggregate principal amount of the Prepayment is U.S.$[Amount], together with accrued and unpaid interest on such principal amount through the date of the Prepayment.

[Remainder of Page Intentionally Left Blank.]

Revolving Credit Agreement
Exhibit C

C-1

IN WITNESS WHEREOF, the Borrower has caused this Notice of Prepayment to be executed by its respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[JBS S.A./JBS INVESTMENTS LUXEMBOURG S.À R.L./SEARA MEATS B.V./SEARA ALIMENTOS LTDA.],
as Borrower

By:
Name:
Title:

By:
Name:
Title:

Revolving Credit Agreement
Exhibit C

C-2

EXHIBIT D
to the Revolving Credit Agreement

FORM OF INCUMBENCY CERTIFICATE

[JBS S.A./JBS INVESTMENTS LUXEMBOURG S.À R.L./SEARA MEATS B.V./SEARA ALIMENTOS LTDA.]

August 5, 2022

[I, [________], am a duly authorized officer of [JBS S.A./JBS INVESTMENTS LUXEMBOURG S.À R.L./ /SEARA ALIMENTOS LTDA.]][We, [ ] and [ ] are authorized to represent SEARA MEATS B.V.], a company organized under the laws of [Brazil/the Netherlands/Luxembourg][2] (the “Company”), and certify that, as such, [I am][we are] authorized to execute this Officer’s Certificate on behalf of the Company, and do hereby further certify that:

1. This Certificate is being furnished pursuant to Sections 5.1(c) and (d) of the REVOLVING CREDIT FACILITY, dated as of August 5, 2022 (as it may be amended from time to time, the “Agreement”), among JBS S.A. (“JBS”), JBS Investments Luxembourg S.À R. L. (“JBS Lux”), SEARA Meats B.V. (“Seara Meats”), and Seara Alimentos Ltda. (“Seara”), as Borrowers, JBS, JBS Lux, Seara Meats and Seara, as guarantors, the Lenders as defined therein, and Mizuho Bank, Ltd., as the Administrative Agent. All capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2. Attached hereto as Exhibit A is a true, complete and correct copy of the Organizational Documents of the Company, including any amendments thereto as in full force and effect through and including the date hereof.

3. Attached hereto as Exhibit B is a true, complete and correct copy of the relevant resolutions [and power-of-attorney] of the Company in full force and effect through and including the date hereof, evidencing the persons who are duly authorized by the Company to execute and deliver on its behalf each Loan Document to which it is a party and any other instrument or document required to be delivered by it under the Agreement.

4. Each of the persons named in Schedule I below has been duly elected or appointed and is duly qualified as an officer of the Company as of the date hereof, holding the office or offices set forth opposite his or her name, and is authorized and empowered to execute and deliver documents in the name of and on behalf of the Company in connection with the Agreement and the other Loan Document, and the signature set forth opposite his or her name is a specimen of his or her genuine signature.

5. No Default of Event of Default has occurred and is continuing.

6. All representations and warranties made by any Obligor in any Loan Document shall be true and correct in all material respects (except for representations and warranties that are modified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the Effective Date (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7. Borrowing or guaranteeing, as appropriate, the respective total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the Company, contained in its Organizational Documents or any other agreement or instrument to which the Company is a party, to be exceeded.

[Remainder of Page Intentionally Left Blank.]

Revolving Credit Agreement
Exhibit D

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Name:[3]
Title:

Name:[4]
Title:

I, [__], [__] of the Company, do hereby certify that [__] is the duly elected and qualified [__] of the Company and that the signature set forth on this certificate is [her/his] true signature.

Name:
Title:

[3]	Officer executing certificate to be a different person from the person executing the incumbency on Schedule I.
[4]	The managing director of Seara Meats B.V. is Seara Food Europe Holding B.V. and that managing director needs to be represented by two directors.

Revolving Credit Agreement
Exhibit D

Annex I

Name	Office	Signature
_______________________
_______________________
_______________________
_______________________
_______________________

Revolving Credit Agreement
Exhibit D

EXHIBIT E

To the Revolving Credit Agreement

Form of FACILITY INCREASE AMENDMENT5

FACILITY INCREASE AMENDMENT

This Facility Increase Amendment, dated as of ___________, 202[_] (this “Facility Increase Amendment”), hereby amends the Revolving Credit Facility Agreement dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among JBS S.A. (“JBS”), JBS Investments Luxembourg S.À R.L. (“JBS Lux”), SEARA Meats B.V. (“Seara Meats”), and Seara Alimentos Ltda. (“Seara” and together with JBS, JBS Lux and Seara Meats, each a “Borrower” and, collectively, the “Borrowers”), JBS, JBS Lux, Seara Meats and Seara, as guarantors (each a “Guarantor” and, collectively, the “Guarantors”), the Lenders as defined therein, and Mizuho Bank, Ltd., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Revolving Credit Agreement.

WHEREAS, the Borrowers wish to increase the aggregate amount of the Commitments available pursuant to the Revolving Credit Agreement in accordance with the terms thereof;

NOW THEREFORE, ___________________ (the “Additional Lender”), the Borrowers and the Administrative Agent hereby agree as follows:

SECTION 1. Commitment and Loans. Subject to the terms and conditions hereof and of the Revolving Credit Agreement and relying upon the representations and warranties set forth in the Revolving Credit Agreement, the Additional Lender agrees, severally and not jointly, to make Loans available to a Borrower from time to time on any Borrowing Date, in U.S. Dollars, in the amount of its Relevant Share of any such requested Borrowing, on a Business Day on or before the last day of the Availability Period in an aggregate principal amount up to and including, but not to exceed, the aggregate principal amount of its Commitment established hereby (taking into account the then-outstanding principal amount of any Loans previously disbursed by it at any time after the Effective Date), all in accordance with Section 2.1 of the Revolving Credit Agreement (as amended hereby).

SECTION 2. Amendments to Facility Agreement and Ancillary Documents.

(a) Effective as of the date hereof, the Additional Lender shall be a party to the Revolving Credit Agreement and have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and each reference therein to “Lender” shall include the Additional Lender.

[5]	Revise as necessary if the Lender providing the additional Commitment is an existing Lender and not an Additional Lender.

(b) The reference to “U.S.$450,000,000” in the definition of “Total Commitment” shall be changed to “U.S.$500,000,000” in the Revolving Credit Agreement.

(c) Schedule 1 of the Revolving Credit Agreement is hereby amended by replacing the original Schedule 1 with Schedule 1 attached hereto.

(d) Schedule 2 of the Revolving Credit Agreement is hereby supplemented by adding the address for notices for the Additional Lender.

SECTION 3. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Additional Lender that each of the representations and warranties in Article VI of the Revolving Credit Agreement is true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION 4. Conditions Precedent. The effectiveness of the Facility Increase Amendment is subject to the fulfillment to the satisfaction of the Administrative Agent and the Additional Lender of the following conditions, and the receipt by the Administrative Agent of the following documents, each in form and substance satisfactory to the Administrative Agent and the Additional Lender:

(a) Facility Increase Amendment. This Facility Increase Amendment, duly executed and delivered by the parties hereto.

(b) Corporate Documents. (i) Copies of (x) the Organizational Documents of each Obligor, and (y) documents (including, if necessary, appropriate resolutions of the Board of Directors, managers (as applicable) or similar body of each Obligor, and, if necessary, shareholder or similar approval) evidencing the due authorization by it of the performance of this Facility Increase Amendment to which it is a party, which copies shall be attached to the certificate in the form of Exhibit D to the Revolving Credit Agreement (adjusted as necessary), or (ii) a certificate of the Obligor confirming that there has been no amendment, rescission or modification of such corporate documents since the date they were previously delivered to the Administrative Agent in accordance with the conditions precedent set forth in the Revolving Credit Agreement, that such documents remain in full force and effect, and that such Obligor is duly authorized to execute, deliver and perform its obligations under this Facility Increase Amendment (and the Loan Documents as amended hereby) pursuant to such documents.

(c) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the individuals who have executed this Facility Increase Amendment and other documents contemplated hereby on behalf of such Obligor, substantially in the form of Exhibit D to the Revolving Credit Agreement (adjusted as necessary).

(d) Luxembourg Trade and Companies Register. In respect of JBS Lux, (i) a true, complete and up-to-date copy of an excerpt (extrait) issued by the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés Luxembourg) dated no earlier than one (1) Business Day prior to the date of this Facility Increase Amendment, and (ii) a true, complete and up-to-date copy of a non-registration certificate (certificat de non-inscription d’une décision judiciaire) issued by the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés Luxembourg) dated no earlier than one (1) Business Day prior to the date of this Facility Increase Amendment.

(e) Fees. Evidence of payment of the fees and expenses then due and payable under Section 11.4 of the Revolving Credit Agreement, and any other fees separately agreed by the Additional Lender and the Borrowers, which fees and expenses shall be paid directly by any Borrower to the applicable counsel or third party advisor upon request by the Administrative Agent; provided that the applicable invoices under Section 11.4 of the Revolving Credit Agreement are delivered to the Borrowers at least five (5) Business Days prior to the date hereof.

(f) Regulatory Information. All documentation and other information reasonably requested by the Additional Lender in connection with this Facility Increase Amendment and the other Loan Documents and required by bank regulatory authorities under applicable “know your customer” rules and Anti-Money Laundering Laws, including Sanctions. If required by the Additional Lender, each Obligor’s duly completed Beneficial Ownership Certification.

SECTION 5. Amendment Limited. This Facility Increase Amendment is limited as specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Revolving Credit Agreement. The terms and conditions of the Revolving Credit Agreement, as amended by this Facility Increase Amendment, constitute the entire agreement and understanding of the parties hereto with respect to its subject matter and supersede all oral communications and prior writings with respect thereto.

SECTION 6. Governing Law. This Facility Increase Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

* * * *

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Facility Increase Amendment to be duly executed and delivered as of the date first above written.

BORROWER	JBS S.A.

By
Name:
Title:

By
Name:
Title:

Witnesses:

1.		2.
	Name:		Name:
	ID#:		ID#:
	CPF:		CPF:

BORROWER	JBS INVESTMENTS LUXEMBOURG S.À R.L.

By
Name:
Title:

By
Name:
Title:

BORROWER	SEARA ALIMENTOS LTDA.

By
Name:
Title:

By
Name:
Title:

Witnesses:

1.		2.
	Name:		Name:
	ID#:		ID#:
	CPF:		CPF:

BORROWER	SEARA ALIMENTOS LTDA.

By
Name:
		Title:	Authorized Signatory

By
Name:
		Title:	Authorized Signatory

ADDITIONAL LENDER	[INSERT NAME]

By
Name:
Title:

By
Name:
Title:

ACKNOWLEDGED BY:	MIZUHO BANK, LTD.
ADMINISTRATIVE AGENT
By
Name:
Title: